SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                 Securities Exchange Act of 1934 (Amendment No.)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement          [_]  Soliciting Material Under Rule
[ ]  Confidential, For Use of the              14a-12
     Commission Only (as permitted
     by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials




                             Denbury Resources Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


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[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

________________________________________________________________________________
2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange  Act Rule 0-11 (set forth the amount on which the filing fee is
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[_]  Check box if any part of the fee is offset as provided by Exchange Act Rule
     0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount previously paid:
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________________________________________________________________________________
     3)   Filing Party:
________________________________________________________________________________
     4)   Date Filed:
________________________________________________________________________________

[GRAPHIC OMITTED]



                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS

                                  April 1, 2004


To the Shareholders:

     You are hereby notified that the 2004 Annual Meeting of Stockholders of Denbury Resources Inc., a Delaware corporation ("Denbury" or the "Company"), will be held at the Denbury offices located at 5100 Tennyson Parkway, Suite 3000, Plano, Texas 75024, at 3:00 P.M., Central Time, on Wednesday, May 12, 2004, for the following purpose:

     (1) to elect six directors, each to serve until their successor is elected and qualified;

     (2)  to approve a new omnibus stock and incentive plan;

and to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

     Only stockholders of record at the close of business on March 31, 2004 are entitled to notice of and to vote at the annual meeting.

     Stockholders are urged to vote their proxy promptly by either returning the enclosed proxy, voting by telephone or voting via the internet, each as more fully described in the enclosed proxy statement, whether or not they expect to attend the annual meeting in person.


                                  /s/ Phil Rykhoek
                                  Phil Rykhoek
                                  Senior Vice President, Chief Financial Officer and Secretary

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, STOCKHOLDERS ARE URGED TO VOTE AND RETURN THEIR PROXY WHETHER OR NOT THEY EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED.

                             DENBURY RESOURCES INC.

                                 Proxy Statement

                         Annual Meeting of Stockholders
                      to be held on Wednesday, May 12, 2004


     THE ENCLOSED PROXY IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF VOTES BY THE MANAGEMENT OF DENBURY RESOURCES INC., a Delaware corporation ("Denbury" or the "Company") for use at the annual meeting of the stockholders of Denbury to be held on the 12th day of May, 2004 at our offices located at 5100 Tennyson Parkway, Suite 3000, Plano, Texas 75024 at 3:00 P.M. Central Time, or at any adjournment thereof.

     We anticipate that this proxy statement, proxy card and our 2003 annual report to stockholders will be mailed on or before April 2, 2004.

                    RECORD DATE AND COMMON STOCK OUTSTANDING

     Our board of directors has fixed the record date for the annual meeting as of the close of business on Wednesday, March 31, 2004. Only Denbury stockholders of record as of the record date are entitled to receive notice of and to vote at the meeting. As of the record date, there were approximately 54.7 million shares of common stock of Denbury issued and outstanding.

                             VOTING OF COMMON STOCK

     A proxy card is included with this proxy statement. In order to be valid and acted upon at the annual meeting, your proxy card must be received by the Secretary of Denbury or by the transfer agent, American Stock Transfer and Trust, 40 Wall Street, New York, NY 10005, before the time set for the holding of the meeting or any adjournment thereof. You may also vote your shares by phone, (800)-PROXIES, or may vote via the Internet at www.voteproxy.com.

     If you submit a proxy, you may revoke it any time prior to the meeting, or if you attend the meeting personally, you may revoke your proxy at that time and vote in person. In addition, regardless of which method you used to submit your proxy, you may revoke it by any later-dated vote via the telephone, the Iinternet or in writing. This later dated proxy may be deposited at either our registered office or our principal place of business, at any time up to the time of the meeting, or with the Chairman of the meeting on the day of the meeting. You should note that your mere presence at the meeting, however, will not constitute a revocation of a previously submitted proxy.

     In order for us to have a quorum at our annual meeting, we must have at least one-third of our issued and outstanding shares of common stock represented in person or by proxy at the meeting. If you are a holder of our common stock, you are entitled to one vote at the meeting for each share of common stock that you held as of the record date. You will not be allowed to cumulate your votes for the election of directors. If you do not wish to vote for a particular nominee, you must clearly identify such nominee on your proxy card. A majority of the votes cast in person or by proxy is required to elect each nominee for director and to approve each item at the meeting. We will include abstentions in the vote totals, which means that they have the same effect on each proposal as a negative vote. However, broker non-votes, if any, will not be included in the vote totals and therefore will not have any effect.

     We will vote all properly executed proxies at the meeting in accordance with the direction on the proxy. YOU SHOULD NOTE THAT IF NO DIRECTION IS INDICATED, THE SHARES WILL BE VOTED FOR ALL THE DIRECTOR NOMINEES AND FOR APPROVAL OF THE 2004 OMNIBUS STOCK AND INCENTIVE PLAN. Our Board has designated Ron Greene and/or Gareth Roberts to serve as proxies. We do not know of any matters, other than those matters listed on the Notice of Annual Meeting of Stockholders, that will be brought before the meeting. However, if any other matters are properly presented for action at the meeting, we intend for Ron Greene and/or Gareth Roberts, as proxies named in the enclosed proxy card, to vote at their discretion on such matters.

                         PERSONS MAKING THE SOLICITATION

     We will bear all the costs incurred in the preparation and mailing of the proxy, proxy statement and Notice of Annual Meeting. In addition to solicitation by mail, our directors, officers or employees may solicit proxies by personal interviews, telephone or other means of communication. If they do so, these individuals will not receive any special compensation for these services. Even though we have not made any provision to do so, we may also retain a proxy solicitor to assist us with the distribution and solicitation of proxies for the meeting at our expense.

                     BUSINESS TO BE CONDUCTED AT THE MEETING

                                  Proposal One:
                                  ------------

ELECTION OF DIRECTORS

     Our Bylaws provide that our Board of Ddirectors shall consist of a minimum of three and a maximum of fifteen directors. Each of the directors is elected annually and holds office until the close of the next annual meeting of stockholders unless he resigns from that position or ceases to be a director by operation of law. We presently have eight directors, all of whom are serving terms that expire at the meeting. Two directors, Messrs. Miller and Smith, will not be standing for re-election. We appreciate the contribution that Messrs. Miller and Smith made to Denbury.

     Unless you mark a proxy to the contrary, we plan to vote the proxies for the election of the six nominees as directors as listed herein. All six of these individuals are current members of the Board. We do not foresee any reason why any of these nominees would become unavailable, but if they should, we may either vote your proxy for a substitute that is nominated by the Board or reduce the size of our Board accordingly.

                                Ronald G. Greene
                                David I. Heather
                              William S. Price, III
                                 Gareth Roberts
                              Wieland F. Wettstein
                                Carrie A. Wheeler

     The names, ages, offices held, period of time served as a director and the principal occupation of each person nominated for election as a director are as follows:

                                                        Officer or
                                          Offices        Director
           Name               Age          Held           Since                     Principal Occupation
--------------------------- -------  ----------------- ------------    ----------------------------------------------
Ronald Greene(1) (3)          55       Chairman and        1995        Principal Stockholder, Officer and
                                         Director                          Director of Tortuga Investment Corp.

David I. Heather (2) (3)      62        Director           2000        Founder and Director of The Scotia Group

William S. Price, III(1)      47        Director           1995        Principal of the Texas Pacific Group

Gareth Roberts                51        President,         1992        President and Chief Executive Officer,
                                      Chief Executive                       Denbury Resources Inc.
                                        Officer and
                                         Director

Wieland F. Wettstein(2) (3)   54         Director          1990        President, Finex Financial Corporation Ltd.

Carrie A. Wheeler             32         Director          2000        Principal of the Texas Pacific Group

     (1) Member of the Compensation, Stock Option Plan and Stock Purchase Plan Committees.
     (2)  Member of the Audit Committee.
     (3)  Member of the Nominating/Corporate Governance Committee.

Directors

     Ronald G. Greene has been Chairman of the Board and a director of Denbury since 1995. Mr. Greene was the founder and served as Chairman of the Board of Directors of Renaissance Energy Ltd. From 1974 until August 2000. He was Chief Executive Officer of Renaissance from its inception in 1974 until May

1990. He is also the principal stockholder, officer and director of Tortuga Investment Corp., a private investmentcompany. Mr. Greene also serves on the Board of Directors of WestJet Airlines Ltd., a public Canadian scheduled airline and Husky Energy Inc., a Canadian public oil and gas company.

     David I. Heather has been a director of Denbury since 2000. Mr. Heather is a founding partner and director of The Scotia Group, an independent geoscience and reservoir-engineering group in Dallas and Houston, Texas, formed in 1981. Mr. Heather is a Chartered Engineer of Great Britain and received his Bachelor of Science degree in Chemical Engineering from the University of London in 1963.

     William S. Price, III has been a director of Denbury since 1995. Mr. Price is a founding partner of TPG. Before forming TPG in 1992, Mr. Price was Vice-President of Strategic Planning and Business Development for G.E. Capital, and from 1985 to 1991 was employed by the management consulting firm of Bain & Company, attaining officer status and acting as co-head of the Financial Services Practice. Mr. Price serves on the Board of Directors of Del Monte Foods Company; Gemplus International, S.A. and Petco Animal Supplies, Inc. Mr. Price also serves on the boards of several private companies.

     Gareth Roberts has been President, Chief Executive Officer and a director since 1992. Mr. Roberts founded Denbury Management, Inc., the former primary operating subsidiary of the Company in April 1990. Mr. Roberts has more than 29 years of experience in the exploration and development of oil and natural gas properties with Texaco, Inc., Murphy Oil Corporation and Coho Resources, Inc. His expertise is particularly focused in the Gulf Coast region where he specializes in the acquisition and development of old fields with low productivity. Mr. Roberts holds honors and masters degrees from St. Edmund Hall, Oxford University, where he has been elected to an Honorary Fellowship. Mr. Roberts also serves as Chairman of the Board of Directors of Genesis Energy, L.P. and as a director for Belden & Blake Corporation, both public companies.

     Wieland F. Wettstein has been a director of Denbury since 1990. Mr. Wettstein is the President, and indirectly controls 50%, of Finex Financial Corporation Ltd., a merchant banking company in Calgary, Alberta, a position he has held since November 2003. Prior to that, Mr. Wettstein was Executive Vice President of Finex since 1987. Mr. Wettstein has been a director of a number of Canadian public companies during the past 15 years, including several junior oil and gas companies. Currently he is a Director and Chairman of the Audit Committee of Triquest Energy Ltd., a junior Canadian public oil and gas exploration company. Mr. Wettstein is a Chartered Accountant.

     Carrie A. Wheeler has been a director of Denbury since 2000. Ms. Wheeler has been a principal with the Texas Pacific Group since 1996 and prior to joining the Texas Pacific Group was with Goldman, Sachs & Co. for three years.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR EACH OF THE FOREGOING DIRECTORS.

                                  Proposal Two:
                                  ------------

APPROVE 2004 OMNIBUS STOCK AND INCENTIVE PLAN

     The second proposal before the stockholders is the approval of a new omnibus stock and incentive plan. The Board adopted the 2004 Omnibus Stock and Incentive Plan ("2004 Plan") on February 18, 2004, subject to approval by the stockholders. The 2004 Plan is intended to replace the current stock option plan adopted in August of 1995 ("1995 Plan") and also provides for the potential issuance of restricted stock, stock appreciation rights and performance awards, none of which are allowed under the 1995 Plan. The 2004 Plan, if approved, will be effective May 12, 2004 and will terminate ten years later on May 12, 2014. No awards will be granted under the 2004 Plan prior to its approval by the stockholders of the Company. THE FULL TEXT OF THE NEW PLAN IS ATTACHED AS EXHIBIT A.

Current Stock Option Plan

     A total of 8,195,587 shares have been authorized under the 1995 Plan which terminates on August 9, 2005 (unless sooner terminated by the board), except with respect to stock options then outstanding. As of March 15, 2004, there were 5,890,775 options outstanding under the 1995 Plan with exercise prices ranging from $3.84 to $22.24 per share, with a weighted average exercise price of $10.12. At that same date, the closing price of our common stock on the NYSE was $15.10 per share. Of the total outstanding stock options as of March 15, 2004, 2,404,509 options were exercisable. As of March 15, 2004, there were an additional 133,092 shares reserved for future issuance that may be granted pursuant to the 1995 Plan. It is our intent to continue to issue options under this old plan until the earlier of: (i) the date that these remaining shares are used, or (ii) the date that we begin to issue stock appreciation rights in tandem with the stock options under the 2004 Plan (see "Stock Appreciation Rights" below). After discontinuance of this old option plan, the then issued stock options will remain outstanding until exercised or they expire by their terms, which may be up to ten years from the date of grant.

Purpose of the Plan

     The Board of Directors believes that the Company must offer a competitive equity incentive program if it is to continue to successfully attract and retain the best possible candidates for positions of responsibility within the Company. The Board of Directors expects that the 2004 Omnibus Stock and Incentive Plan will be an important factor in attracting, retaining and rewarding the high caliber employees essential to our success and in motivating these individuals to strive to enhance our growth and profitability.

Shares Subject to the Plan

     The new stock incentive plan initially authorizes a total of 2,500,000 shares of common stock that may be issued under the plan. Of that total, up to 1,375,000 aggregate shares may be issued as restricted stock awards or performance awards. These authorized amounts are subject to adjustment upon certain changes in our capitalization.

Administration of the Plan

     The new stock incentive plan will be administered by the Compensation Committee of the Board of Directors. The Committee shall have the duties to:

     o    direct administration of the plan;

     o    direct distribution of all awards made pursuant to the plan;

     o determine the type and specific terms of all awards made pursuant to the plan;

     o adopt rules and procedures as necessary for administration of the plan;

     o determine all questions with regard to rights of employees and participants in the plan;

     o    enforce the terms of the plan;

     o cause the Company to maintain the information required for tax and other purposes;

     o    engage services of counsel as need be;

     o prescribe procedures and receive from employers and employees such information as necessary for administration of the plan;

     o cause the Company to maintain separate accounts in the name of each participant with regard to their ownership of options, restricted stock, stock appreciation rights or performance awards granted pursuant to the plan; and

     o    interpret and construe the plan.

     The Committee may designate an administrator to carry out certain primarily administrative or ministerial functions.

     The Board of Directors may amend the plan and awards, provided that they may not, without stockholder approval:

     o increase the number of shares authorized for the plan or change the class of eligible participants;

     o    grant awards which expire beyond the maximum 10-year period;

     o make any changes for which applicable law or authority would require stockholder approval; and

     o    make  any  amendment  that  would   substantially   impair  any  award
          previously granted to any holder without the consent of such holder.

Eligibility

     Any employee whose customary work schedule is a minimum of thirty (30) hours per week and is designated as an employee of the Company is eligible to participate in the plan. Although the plan will allow our directors to participate, none of our non-employee directors currently have stock options, nor is there any current plan to issue stock options or other incentive stock rights to directors. All of our 374 full-time employees are participants in our existing stock option plan and we expect that they will all participate in our new stock incentive plan.

Stock Incentives under the New Stock Incentive Plan

     We believe the use of stock incentives will promote the growth in value of our stock and the enhancement of long-term stockholder return.

     The new stock incentive plan authorizes the grant of:

     o    incentive and non-qualified stock options;

     o    restricted stock awards;

     o    performance awards; and

     o    stock appreciation rights.

     The specific terms of each of these grants are determined by the Compensation Committee, subject to compliance with the provision of applicable income tax, securities and other laws and regulations and terms of the plan.

     STOCK OPTIONS. The Compensation Committee determines the term, vesting and exercisability of options granted under the plan, provided that if the committee fails to specify a vesting schedule and the option is not an annual option, the options vest over a four year period at the rate of 25% per year. Stock options designated as annual options vest 100% four years from the date of grant. All options vest immediately upon a holder's death or disability or upon a change of control (as defined).

     The exercise price of the option is set by the Committee, but may not be less than one hundred percent (100%) of the closing price on the New York Stock Exchange on the date of grant. Although the plan provides that options are allocated at the discretion of the Committee, we generally allocate our stock options among the employees in approximately the same ratio as their bonuses. See also "Executive Compensation - Board Compensation Committee Report on Executive Compensation - Stock Options."

     The plan provides that the option exercise price may be paid in cash, by check, by cash equivalent, by a broker assisted cashless exercise, with shares of common stock (but only where expressly permitted in the option and only with shares owned for six months), or a combination of the above. An option holder must also make adequate provision for the withholding of applicable income and employment taxes, if any, relating to the exercise of the option, which may include, if permitted by the Compensation Committee, the optionee's surrender of shares of common stock in an amount necessary to satisfy the minimum withholding and employment taxes.

     Unless otherwise provided in the option, stock options will terminate at the earliest of the following events:

     o the 90th day following the holder's separation from the Company except for death, disability or for cause (as defined);

     o    immediately upon separation as a result of a discharge for cause;

     o on the first-year anniversary of a separation by reason of death or disability;

     o    on the tenth-year anniversary of the date of grant.

Options are not transferable. There are additional restrictions on the exercise price and term of the option if an Incentive Stock Option is awarded to a person who owns more than 10% of our outstanding common stock.

     RESTRICTED STOCK AWARDS. We may not grant restricted stock awards and performance awards covering more than 1,375,000 shares of common stock pursuant to the new stock incentive plan. Grants of shares of restricted stock will be subject to such terms, conditions, restrictions or limitations as the Committee deems appropriate, including the determination of who votes the restricted shares. The plan gives the Committee the discretion to accelerate the date on which restrictions lapse with regard to a restricted stock award. During the restricted period, the certificates representing the stock award will bear a restrictive legend and will be held by Denbury, together with any dividends or distributions thereon if applicable, and will remain a general asset of the Company until the conclusion of the restricted period.

     The Committee believes that restricted stock grants provide a meaningful retention plan and further incentivize management to increase stockholder value over the course of the restricted stock's vesting schedule. Furthermore, the Compensation Committee believes that under such an arrangement additional performance related incentives would be appropriate, which if met, would accelerate the vesting schedule. If the plan is approved, the Committee is considering the grant of restricted stock to the officers of the Company under a long-term (perhaps up to 10 years) vesting schedule. The definitive terms, conditions, awards and allocation will be considered by the Board following stockholder approval.

     PERFORMANCE AWARDS. The new stock incentive plan allows for the grant of performance stock awards that are contingent upon the attainment of certain performance objectives as defined by the Committee. We may not grant restricted stock awards and performance awards covering more than 1,375,000 shares pursuant to the new stock incentive plan. The performance objectives to be achieved during the performance period and the measure of whether and to what degree such objectives have been attained will also be determined by the Committee, but will be intended to comply with the requirements of Section 162(m) of the Code, so as to insure the deductibility of such amounts. The performance award may be payable in cash or stock or a combination of cash and stock, but the stock portion of any one award may not exceed 500,000 shares, and the cash portion may not exceed $500,000 during any plan year. We do not have any current plans to issue performance awards.

     STOCK APPRECIATION RIGHTS. The plan allows for the grant of stock appreciation rights in tandem with a stock option or performance award. The stock appreciation right gives a participant the right to receive the appreciation in the fair market value of the related award between the award grant date and the exercise date, payable in shares of common stock (having a fair market value equal to the appreciation in value), less the minimum obligation for federal and state withholding taxes with respect to such exercise. Upon the exercise of the stock appreciation right, the related stock option or performance award is also canceled. In the event of a tender offer or exchange offer for thirty percent (30%) or more of the Company's common stock, the stock appreciation right may be payable in cash rather than stock.

     The Committee plans to issue stock appreciation rights in tandem with our stock options commencing in 2005, or at such later time that we adopt the provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation,"as amended. The use of stock appreciation rights in tandem with our stock options will reduce the dilutive effect of our stock option program as participants receive only the incremental appreciation in value (paid in stock valued at the current market value), rather than receiving one share of stock for each option. The shares issued for the incremental appreciation in value pursuant to a stock appreciation right will always be less than the number of shares issued to exercise a traditional stock option. While the dilution to stockholders is reduced, the compensation is the same for the participant. Thus, while the new stock incentive plan currently allows for a total of 1,125,000 shares to be used for stock options (assuming that 1,375,000 shares are used for restricted stock or performance award grants), the actual shares of common stock expected to be issued when stock appreciation rights are granted in tandem with stock options is expected to be significantly less. We do not plan to issue stock appreciation rights until after we adopt SFAS No. 123 (which date is currently undetermined) due to the requirement to mark stock appreciation rights to their current market value each period under our current accounting rules.

Change in Control

     A change of control occurs if:

     o    there is a change in the majority of the incumbent directors; or

     o a party acquires 30% or more of our common stock and becomes the largest beneficial owner of the Company; or

     o a merger or consolidation in which (i) less than 40% of the combined voting power for the election of directors is retained by the stockholders of the Company immediately prior to the effective date of the merger, or (ii) 50% or more of the senior officers of the Company are terminated due to the change of control; or

     o    the sale of all, or substantially all, of the assets of the Company.

     In the event of a change in control, all stock awards not acquired by the Company will become immediately exercisable or vested. In this event, the participant may be required to exercise such award within a specified time period from the date of notice of change in control. A change in the ownership, assets or directors of a subsidiary will not constitute a change in control.

Federal Income Tax Considerations

     Under current U.S. federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to awards made under the plan.

     EXERCISE OF INCENTIVE STOCK OPTION AND SUBSEQUENT SALE OF SHARES. A participant who is granted an Incentive Stock Option does not realize taxable income at the time of the grant or at the time of exercise. If the participant makes no disposition of shares acquired pursuant to the exercise of an Incentive Stock Option before the later of two years from the date of grant or one year from such date of exercise ("statutory holding period"), any gain (or loss) realized on such disposition will be recognized as a long-term capital gain (or loss). Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

     However, if the participant disposes of the shares during the statutory holding period, that will be considered a disqualifying disposition. Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income a participant shall recognize in the year of a disqualifying disposition will be the lesser of (i) the excess of the amount realized over the exercise price, or (ii) the excess of the fair market value of the shares at the time of the exercise over the exercise price; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant. The ordinary income recognized by the participant is not considered wages and the Company is not required to withhold, or pay employment taxes, on such ordinary income. Finally, in addition to the ordinary income described above, the participant shall recognize capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the shares at the time of the exercise, and shall be long-term or short-term capital gain depending on the participant's post-exercise holding period for such shares.

     Special tax rules apply when all or a portion of the exercise price of an Incentive Stock Option is paid by delivery of already owned shares, but generally it does not materially change the tax consequences described above.

     Notwithstanding the favorable tax treatment of Incentive Stock Options for regular tax purposes, as described above, for alternative minimum tax purposes, an Incentive Stock Option is generally treated in the same manner as a non-qualified stock option. Accordingly, a participant must generally include as alternative minimum taxable income for the year in which an Incentive Stock Option is exercised, the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares. However, to the extent a participant disposes of such shares in the same calendar year as the exercise, only an amount equal to the optionee's ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the optionee's calculation of alternative minimum taxable income in such calendar year.

     EXERCISE OF NON-QUALIFIED STOCK OPTION AND SUBSEQUENT SALE OF SHARES. A participant who is granted a non-qualified stock option does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant. The ordinary income recognized by the participant is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay applicable employment taxes, on such ordinary income.

Upon the subsequent disposition of shares acquired through the exercise of a non-qualified stock option, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant's post-exercise holding period for such shares.

     LAPSE OF RESTRICTIONS ON RESTRICTED STOCK AND SUBSEQUENT SALE OF SHARES. A participant who has been granted an award of restricted stock does not realize taxable income at the time of the grant. When the restrictions lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such participant. The ordinary income recognized by the participant is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay applicable employment taxes, on such ordinary income. Upon the subsequent disposition of the formerly restricted shares, any gain (or loss) realized on such disposition will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant's holding period for such shares after their restrictions lapse.

     Under Section 83(b) of the Code, a participant who receives an award of restricted stock may elect to recognize ordinary income for the taxable year in which the restricted stock was received equal to the excess of the fair market value of the restricted stock on the date of the grant, determined without regard to the restrictions, over the amount (if any) paid for the restricted stock. Any gain (or loss) recognized upon a subsequent disposition of the shares will be capital gain (or loss) and will be long term or short term depending on the post-grant holding period such shares. If, after making the election, a participant forfeits any shares of restricted stock, or sells restricted stock at a price below its fair market value on the date of grant, such participant is only entitled to a tax deduction with respect to the consideration (if any) paid for the restricted stock, not the amount elected to be included as income at the time of grant.

     STOCK APPRECIATION RIGHTS, AND PERFORMANCE AWARDS. A participant who is granted a stock appreciation right does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise of the stock appreciation right in an amount equal to the excess of the fair market value of the shares (on the date of exercise) with respect to which the stock appreciation right is exercised, over the grant price of such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by the such participant.

     An individual who has been awarded a performance award does not realize taxable income at the time of the grant, but does recognize ordinary income at the time the award is paid equal to the amount of cash (if any) paid and the fair market value of shares (if any) delivered; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by the such participant.

     The ordinary income recognized by a participant in connection with a stock appreciation right, or performance award is considered supplemental wages and the Company is required to withhold, and the Company and the participant are required to pay applicable employment taxes, on such ordinary income. To the extent, if any, that shares are delivered to a participant in satisfaction of either the exercise of a stock appreciation right, or the payment of a performance award, upon the subsequent disposition of such shares any gain (or loss) realized will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant's post-delivery holding period for such shares.

Board of Directors' Recommendation

     The Board believes that the proposed adoption of the 2004 Omnibus Stock and Incentive plan is in the best interests of the Company and its stockholders for the reasons stated above. This proposal requires a simple majority of votes cast at the meeting, provided that there is a quorum. OUR BOARD OF DIRECTORS BELIEVES THAT OUR 2004 OMNIBUS STOCK AND INCENTIVE PLAN IS AN INTEGRAL PART OF OUR OVERALL COMPENSATION PLAN AND RECOMMENDS THAT YOU VOTE FOR ITS APPROVAL. Unless otherwise directed by a proxy marked to the contrary, it is the intention of management to vote the proxies for the approval of the amendment.

                      EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information as of December 31, 2003, with respect to certain of our compensation plans for which our common stock is authorized for issuance.

                                                                                                 Number of securities
                                                                                               remaining available for
                                   Number of securities                                         future issuance under
                                     to be issued upon              Weighted-average             equity compensation
                                        exercise of                exercise price of               plans (excluding
                                   outstanding options,           outstanding options,         securities reflected in
                                    warrants and rights           warrants and rights                column (a))
                                ---------------------------   ----------------------------    --------------------------
Plan Category                               (a)                           (b)                            (c)
----------------------------    ---------------------------   ----------------------------    --------------------------
Equity compensation plans
approved by
security holders:

    Stock Option Plan                   5,374,202                       $  9.25                         1,040,530

    Employee Stock
    Purchase Plan                               -                             -                           406,466

Equity compensation
plans not approved by
security holders:

    Director
    Compensation Plan                           -                             -                             75,481
                                ---------------------------   ----------------------------    --------------------------
       Total                            5,374,202                       $  9.25                          1,522,477
                                ===========================   ============================    ==========================

     A description of the material terms of the Director Compensation Plan is included under the heading "Compensation of Directors-Directors' Fees."

                            GOVERNANCE OF THE COMPANY

     The business, property and affairs of the Company are managed by the Chief Executive Officer under the direction of the Board of Directors. The Board has responsibility for establishing broad corporate policies and for overall performance and direction of the Company, but is not involved in day-to-day operations. Members of the Board keep informed of the Company's business by participating in Board and committee meetings, by reviewing analyses and reports sent to them regularly, and through discussions with the Chief Executive Officer and other officers.

Corporate Governance Guidelines

     The Board has adopted corporate governance guidelines that address significant issues of corporate governance and set forth the procedures by which the Board carries out its responsibilities. Among the areas addressed by the guidelines are director qualifications and responsibilities, Board committee responsibilities, selection and election of directors, director compensation and tenure, director orientation and continuing education, access to management and independent advisors, succession planning and management development, Board meetings, and Board and committee performance evaluations. The Board's Nominating/Corporate Governance Committee is responsible for assessing and periodically reviewing the adequacy of these guidelines. The guidelines are available on the Company's website at www.denbury.com under the "Corporate Governance" link. The Company will provide the guidelines free of charge to stockholders who request them.

Director Independence

     The guidelines provide that at least a majority of the members of the Board must be independent as required by the recently approved New York Stock Exchange ("NYSE") corporate governance listing standards. The Board has affirmatively determined that all nominees for director, with the exception of Mr. Roberts, the Company's President and Chief Executive Officer, qualify as independent directors under these standards based on its review of all relevant facts and circumstances.

Code of Conduct and Ethics

     The Company has a code of conduct and ethics that applies to its officers, employees and directors. This code assists employees in resolving ethical issues that may arise and in complying with Denbury's policies. The President and Chief Executive Officer, Senior Vice President and Chief Financial Officer and Vice President and Chief Accounting Officer are also subject to the Code of Ethics for Senior Financial Officers and Principal Executive Officer. The purpose of these codes is to promote, among other things:

     o    ethical handling of actual or apparent conflicts of interest;

     o full, fair and accurate and timely disclosure in filings with the Securities and Exchange Commission and in other public disclosures;

     o    compliance with the law and other regulations;

     o    protection of the Company's assets;

     o    insider trading policies; and

     o    prompt internal reporting of violations of the codes.

Both of these codes are available on the Company's website at www.denbury.com, under the "Corporate Governance" link. The Company will provide these codes free of charge to stockholders who request them. Any waiver of these codes with respect to officers and directors of the Company may be made only by the Board of Directors and will be disclosed to stockholders on the Company's website, as well as any amendments to these codes.

Communication with the Board

     The Board has approved the process that stockholders or other interested parties may use in contacting the members of the Board. All parties wishing to communicate with the Board should address letters to:

           Denbury Resources Inc.
           Attn: Corporate Secretary
           5100 Tennyson Parkway, #3000
           Plano, TX   75024

In addition, interested parties may e-mail the corporate secretary and Board members at: secretary@denbury.com. All such communications will be forwarded by the Secretary directly to the Board.

Identification of Director Candidates

     Our Nominating/Corporate Governance Committee is responsible for identifying and reviewing director candidates to determine whether they qualify for and should be considered for membership on the Board. The committee seeks candidates from diverse business and professional backgrounds with outstanding integrity, achievements, judgement and other skills and experience that will enhance the Board's ability to serve the long- term interests of stockholders. Members of the Board will be asked to submit recommendations when there is an opening or anticipated opening for a director position. The Nominating/Corporate Governance Committee may also use outside sources or third parties to find potential Board member candidates, and similarly may use the services of outside sources or a third party to identify, evaluate or assist in identifying or evaluating nominees brought to their attention.


     The Nominating/Corporate Governance Committee will also equally consider director candidates recommended by the stockholders. Any such recommendation should be submitted in writing on or before November 1, 2004, to permit adequate time for review by the Committee. The recommendation should also provide the reasons supporting a candidate's recommendation, the candidate's qualifications, the candidate's consent to being considered as a nominee, and a way to contact the candidate to verify his or her interest and to gather further information, if necessary. In addition, the stockholder should submit information demonstrating the number of shares he or she owns. Stockholders may send recommendations for director candidates to the address listed above under "Communication with the Board." Stockholders who themselves wish to nominate an individual to the Board must follow the advance notice and other requirements of the Company's Bylaws.

                    BOARD MEETINGS, ATTENDANCE AND COMMITTEES

     The Board met eight times during the year ended December 31, 2003, including telephone meetings. All incumbent directors attended at least 75% of the meetings. The Board took all other actions by unanimous written consent during 2003. In addition, all directors attended at least 75% of all meetings of each of the committees on which they served. The Company encourages the directors to attend the annual meeting of stockholders but does not require it. The following directors attended last year's annual meeting of stockholders:
Messrs. Greene, Heather, Roberts, and Wettstein. The board has an Audit Committee, a Compensation Committee, a Stock Option Plan Committee, a Stock Purchase Plan Committee and a Nominating/Corporate Governance Committee. On occasion, the Board appoints other committees to deal with certain matters.

Audit Committee Report

     The Audit Committee is currently comprised of three outside independent directors, Messrs. Heather, Miller and Wettstein, with Mr. Wettstein acting as Chairman. The purpose of the Committee is to appoint, compensate, evaluate and terminate the Company's independent accountants and petroleum engineers, and to provide assistance to the Board in fulfilling its oversight responsibility with respect to:

     o the integrity and quality of the financial statements and proven reserves of the Company;

     o    evaluation of the internal controls of the Company;

     o    the  performance  of  the  Company's  internal  audit  function,   the
          independent accountants, and the independent petroleum engineers;

     o the independent accountants and petroleum engineers qualifications and independence;

     o    compliance by the Company with legal and regulatory requirements;

     o evaluation of the Company's effectiveness for assessing, mitigating and controlling significant business risks; and

     o    compliance with the Company's code of conduct and ethics.

     The Audit Committee meets regularly with financial management, the internal auditor and independent auditors to review financial reporting and accounting and financial controls of the Company. The Audit Committee reviews and gives prior approval for fees and non-audit related services of the independent auditors. The internal auditor, independent auditors and independent engineers all have unrestricted access to the Audit Committee and meet with the Audit Committee without management representatives present to discuss the results of their examinations and their opinions. The Audit Committee also meets with the independent reserve engineers, has the power to conduct internal audits and investigations, receives recommendations or suggestions for changes in accounting procedures, and initiates or supervises any special investigations it may choose to undertake. Each year, the Audit Committee recommends to the Board the selection of a firm of independent auditors and a firm of independent reserve engineers. The Audit Committee met four times during 2003.

     The NYSE and the Securities and Exchange Commission (the "SEC") have adopted standards with respect to independence and financial experience of the members of the Audit Committee. The standards require that all of the members of audit committees be independent and that they all be able to read and understand fundamental financial statements, including balance sheets, income statements and cash flow statements. Additionally, at least one member of the committee must be deemed to be the "audit committee financial expert." The financial expert must be knowledgeable in the application of generally accepted accounting principles, the understanding and preparation of financial statements, accounting for estimates, accruals and reserves, internal accounting controls and audit committee functions. Such knowledge is to have been obtained through past education and experience in positions of financial oversight. The Chairman of our Audit Committee, Mr. Wettstein, has such experience and has been designated the "audit committee financial expert." All members of the Audit Committee satisfy the criteria for both independence and experience.

     The Audit Committee reports to the board on its activities and findings. The Board adopted a written charter for the Audit Committee in 2000 and amended it in February 2003. The charter is available on our website at www.denbury.com under the "Corporate Governance" link.

     The Audit Committee reports as follows with respect to the Company's 2003 audited financial statements:

     o The Committee has reviewed and discussed with management the Company's 2003 audited financial statements;

     o The Committee has discussed with the independent auditors, Deloitte & Touche LLP, the matters required to be discussed by SAS 61 which include matters related to the conduct of the audit of the Company's financial statements;

     o The Committee has received written disclosures and the letter from the independent auditors required by ISB Standard No. 1 (which relates to the auditors' independence from Denbury and its related entities) and has discussed with the auditors the auditors' independence from Denbury; and

     o Based on review and discussions of the Company's 2003 audited financial statements with management and discussions with the independent auditors, the Audit Committee recommended to the Board that the Company's 2003 audited financial statements be included in Denbury's 2003 Annual Report on Form 10-K.

                                     THE AUDIT COMMITTEE
                                     Wieland F. Wettstein, Chairman
                                     David I. Heather
                                     David B. Miller

Compensation Committee

     The Compensation Committee is comprised of Messrs. Greene and Price, with Mr. Price acting as its Chairman. The purpose of the Compensation Committee, in conjunction with the Stock Option Plan Committee and Stock Purchase Plan Committee, both of which are the same individuals and meet concurrently, is to provide assistance to the Board in discharging its responsibilities relating to the compensation and development of the Chief Executive Officer and other officers, and to oversee and administer equity and other compensation and benefit plans, including:

     o structuring an overall compensation program and structure for the Company and reviewing the program annually, setting overall salary increases, bonuses and other annual compensation, and proposing modifications to the compensation program as deemed necessary;

     o reviewing and approving corporate goals and objectives relevant to the Chief Executive Officer's compensation and evaluating the Chief Executive Officer's performance in light of these goals and determining and approving his compensation in light of this evaluation;

     o recommending to the Board the adoption or amendment of the Company's equity-based and other incentive compensation plans, and approving, administering and granting awards under these plans; and

     o preparing and publishing an annual report on executive compensation to be included in the Company's proxy statement.

     The specific responsibilities of the Compensation Committee are identified in the Company's charter, which is available on the Company's website at www.denbury.com under the "Corporate Governance" link. The Compensation Committee met twice during 2003.

Nominating/Corporate Governance Committee

     The Board created a Nominating/Corporate Governance Committee during 2003 comprised of Messrs. Greene, Miller and Wettstein. In February 2004, the Committee was modified to include Mr. Heather rather than Mr. Miller as Mr. Miller will not be standing for re-election at the 2004 annual meeting. All of the members of the Nominating/Corporate Governance Committee are independent under the NYSE corporate governance listing standards. The purpose of the Committee is to provide assistance to the Board in discharging its
responsibilities   for  ensuring  the  effective   governance  of  the  Company,
including:

     o    identifying individuals qualified to become members of the Board;

     o recommending to the Board the director nominees for the annual meeting of stockholders or for appointment by the Board if a vacancy occurs between annual meetings;

     o seeking to maintain the independence and quality of the Board through an annual self- evaluation and compliance with applicable laws and regulations for each director and committee member;

     o developing and recommending to the Board adoption of its various code of conduct, ethics, and governance guidelines;

     o monitoring and developing the necessary training for new board members;

     o    recommending  to  the  Compensation   Committee   regarding   director
          compensation and benefits on an annual basis; and

     o    reviewing prior to its publication, the Company's proxy statement.

     The specific responsibilities of the Nominating/Corporate Governance Committee are identified in the Company's charter, which is available on the Company's website at www.denbury.com under the "Corporate Governance" link. The Nominating/Corporate Governance Committee had its initial meeting in February 2004.

                            COMPENSATION OF DIRECTORS

     Information regarding the compensation received from Denbury, including options, during the fiscal year ended December 31, 2003 by Mr. Roberts, President, Chief Executive Officer and a director of the Company, is disclosed under the heading "Executive Compensation - Summary Compensation Table."

Directors' Fees

     We have a Director Compensation Plan to provide compensation to all of our non-employee directors so as to attract, motivate and retain experienced and knowledgeable persons to serve as our directors and to promote an identity of interest between our directors and you, our stockholders. The Director Plan was adopted effective July 1, 2000, for a term of ten years.

     Our non-employee directors are paid an annual retainer fee of $20,000, plus $2,000 per board meeting attended and $1,000 per telephone conference attended. The Chairman of the Compensation Committee and the Chairman of the Board are also paid an additional fee of $5,000 per year. The Chairman of the Audit Committee is paid an additional fee of $20,000 per year and the other Audit Committee members are paid an additional annual retainer of $5,000 for serving on the Audit Committee. The members of the aAudit Committee may also receive an additional $5,000 per for performing special services. Mr. Heather performs review work on our annual reserve report and began receiving this additional fee in the fourth quarter of 2002.

     The Director Plan allows each non-employee director to make an annual election to receive his or her compensation either in cash or in shares of our common stock and to elect to defer receipt of such compensation, if they wish. The number of shares issued to a director who elects to receive shares of common stock under the Director Plan is calculated by dividing the director fees to be paid to such director by the average price of the Company's common stock for the ten trading days prior to the date the fees are payable. Generally directors' fees are paid quarterly. We also reimburse our directors for out-of-pocket travel expenses in connection with each board meeting attended. We have reserved 100,000 shares for issuance under the Director Plan, for directors who elect to receive their compensation in stock, and through December 31, 2003, had issued 24,519 shares pursuant to the plan.

     Although directors are eligible to receive options under our stock option plan, no options have been granted to directors since 1993 and no directors hold options, other than Mr. Roberts, who holds options granted to him as an employee under our Stock Option Plan. The options held by Mr. Roberts are disclosed under the heading "Executive Compensation."

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table lists, as of March 26, 2004, the stockholders that beneficially own more than 5% of our issued and outstanding common stock and the common stock held by our executive officers and directors, individually and as a group to our knowledge solely based upon public filings. Unless otherwise indicated, each stockholder identified in the table is believed to have sole voting and investment power with respect to the shares beneficially held. The table includes shares that were acquirable within 60 days following March 26, 2004 under our Stock Option Plan.

                                                                              Beneficial Ownership of
                                                                                 Common Stock as of
                                                                                   March 26, 2004
                                                                     ------------------------------------------
                                                                                                  Percent of
                      Name and Address of                                                           Shares
                        Beneficial Owner                                     Shares              Outstanding
---------------------------------------------------------------      ----------------------    ----------------

Ronald G. Greene...............................................                 944,601 (1)          1.7%
William S. Price, III..........................................                  36,000 (2)           *
David I. Heather...............................................                   6,500 (3)           *
David B. Miller................................................                       -               *
Wieland F. Wettstein...........................................                  29,418 (4)           *
Carrie A. Wheeler..............................................                     500               *
Jeffrey Smith..................................................                       -               *
Gareth Roberts.................................................                 693,655 (5)          1.3%
Ronald T. Evans................................................                  32,692 (6)           *
Phil Rykhoek...................................................                 137,895 (6)           *
Mark A. Worthey................................................                 128,670 (6)           *
Mark C. Allen..................................................                  43,302 (6)           *
Ray Dubuisson..................................................                   8,661 (6)           *
Ron Gramling...................................................                  91,431 (6)           *
James H. Sinclair..............................................                  48,321 (6)           *
All of the executive officers and directors as a group (15
     persons)..................................................               2,201,646 (7)          4.0%
Wellington Management Company..................................               3,960,400 (8)          7.3%
     75 State Street
     Boston, MA 02109

*    Less than 1%.

     (1) Includes 20,150 shares of common stock held by Mr. Greene's spouse in her retirement plan, 900 shares held in trust for Mr. Greene's minor children, 34,000 shares held in the Greene Family Charitable Foundation of which Mr. Greene is the trustee, and 564,703 shares held by Tortuga Investment Corp., which is solely owned by Mr. Greene.

     (2) Includes 7,000 shares of common stock held by Mr. Price and 29,000 shares held by Mr. Price's spouse.

     (3)  Shares are held in a family trust of which Mr. Heather is a trustee.

     (4) Includes 7,700 shares of common stock held by S.P. Hunt Holdings Ltd., which is solely owned by a trust of which Mr. Wettstein is a trustee. Also includes 14,818 shares of common stock held by Mr. Wettstein's spouse in her retirement plan.

     (5) Includes 138,330 shares of common stock held by a corporation which is solely owned by Mr. Roberts, 2,228 shares held by his spouse and 174,200 shares which Mr. Roberts has the right to acquire pursuant to stock options which are currently vested or which vest within 60 days from March 26, 2004. Ownership also includes 63,000 shares of common stock held in a private charitable foundation which he and his spouse control, but in which they have no beneficial interest.

     (6) Includes 19,500 shares of common stock for Mr. Evans, 127,800 shares for Mr. Rykhoek, 92,471 shares for Mr. Worthey, 32,800 shares for Mr. Allen, 82,850 shares for Mr. Gramling, 7,500 shares for Mr. Dubuisson, and 45,856 shares for Mr. Sinclair, which they respectively have the right to acquire pursuant to stock options that are currently vested or that vest within 60 days from March 26, 2004.

     (7) Includes 582,977 shares of common stock which the officers and directors as a group have the right to acquire pursuant to stock options which are currently vested or which vest within 60 days from March 26, 2004.

     (8) Information based on Schedule 13G filed with the SEC on February 12, 2004. Wellington Management Company claims shared power to vote or to direct the vote for 2,873,000 shares and shared power to dispose or to direct the disposition of 3,960,400 shares.

                                   MANAGEMENT

     The names of our officers, the offices held by them and the period during which such offices have been held are set forth below. Each officer holds office until his successor is duly elected and qualified in accordance with the Bylaws.


Name                     Age   Position
----                     ---   --------
Gareth Roberts           51    President and Chief Executive Officer
Ronald T. Evans          41    Senior Vice President, Reservoir Engineering
Phil Rykhoek             47    Senior Vice President, Chief Financial Officer, Secretary and
                               Treasurer
Mark A. Worthey          46    Senior Vice President, Operations
Mark C. Allen            36    Vice President & Chief Accounting Officer
Ray Dubuisson            53    Vice President, Land
Ron Gramling             58    Vice President, Marketing
James H. Sinclair        41    Vice President, Exploration

     Set forth below is a description of the business experience of each of our officers other than Gareth Roberts. See "Business to be Conducted at the Meeting
- Election of Directors" for a discussion of the business experience of Gareth Roberts.

     Ronald T. Evans, Senior Vice President, Reservoir Engineering, is a registered Professional Engineer who joined us in September 1999. Before joining Denbury, he was employed as a manager with Matador Petroleum Corporation for 3 years and employed by Enserch Exploration, Inc. for 12 years in various positions. Mr. Evans received his Bachelor of Science degree in Petroleum Engineering from the University of Oklahoma in 1984 and his MBA from the University of Texas at Dallas in 1995. Mr. Evans also serves as a director of Genesis Energy, L.P.

     Phil Rykhoek, a Certified Public Accountant, is Senior Vice President, Chief Financial Officer, Secretary and Treasurer of Denbury. Before joining us in June 1995, Mr. Rykhoek was co-founder and an executive officer of Petroleum Financial, Inc. ("PFI"), a private company formed in May 1991 to provide accounting, financial, and management services on a contract basis to other entities. While at PFI, Mr. Rykhoek was also an officer of Amerac Energy Corporation, where he had been employed in various positions for eight years, most recently as Vice President and Chief Accounting Officer. Mr. Rykhoek also serves as a director of Genesis Energy, L.P.

     Mark A. Worthey, Senior Vice President, Operations, is a geologist and is responsible for all aspects of operations in the field. Before joining us in September 1992, Mr. Worthey was with Coho Resources, Inc. as an exploitation manager, beginning his employment there in 1985. Mr. Worthey graduated from Mississippi State University with a Bachelor of Science degree in petroleum geology in 1984. Mr. Worthey also serves as a director of Genesis Energy, L.P.

     Mark C. Allen, a Certified Public Accountant, is Vice President and Chief Accounting Officer. Mr Allen joined us in April 1999 as Controller and Chief Accounting Officer. Prior to joining Denbury, Mr. Allen was Manager of Financial Reporting for ENSCO International Incorporated from November 1996 to April 1999. Prior to November 1996, Mr. Allen was a manager in the accounting firm of Price Waterhouse LLP.

     Ray Dubuisson is Vice President, Land, of Denbury. He joined us in July 2002. Prior to joining Denbury, Mr. Dubuisson was a practicing oil and gas attorney in the Houston area primarily involved in exploration and production transaction work, preparation of title opinions, and negotiation and preparation of acquisition and divestiture agreements. He is licensed to practice law in the State of Texas, and has previously served as Vice President of Land for Weber Energy Corporation and Quanah Petroleum in Dallas, as Gulf Coast District Land Manager for Aminoil in Houston, and as Landman for Chervron in New Orleans.

     Ron Gramling is Vice President, Marketing. He joined us in May 1996. Before becoming affiliated with Denbury, he was employed by Hadson Gas Systems as Vice President of Term Supply. Mr. Gramling has 34 years of marketing, transportation and supply experience in the natural gas and crude oil industry. He received his Bachelor of Business Administration degree from Central State University, Edmond, Oklahoma in 1970.

     James H. Sinclair, Vice President of Exploration joined Denbury in 1993. During his tenure he has served in management positions in acquisitions and exploration. Before joining Denbury, he was with COHO Resources, Inc. as a geologist. Mr. Sinclair received his Bachelor of Science degree in Geology in 1984 from Northeast Louisiana University. He is a member of the AAPG (American Association of Petroleum Geologists), Dallas Geologic Society, and the SEG (Society of Exploration Geophysicists).

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets out a summary of executive compensation for our President and Chief Executive Officer and our next four most highly compensated executive officers for each the last three completed fiscal years (collectively, the "Named Executive Officers").

                                               Annual Compensation       Long Term Compensation
                                          ----------------------------   -------------------------
                                                                           Number of Securities
                                                                            Underlying Options        All Other
        Name and Principal Position        Year    Salary      Bonuses(1)         Granted           Compensation(2,3)
        ---------------------------        ----    ------      -------            -------           ------------


Gareth Roberts                             2003     $350,000    $100,091            22,807                 $37,630
  President and Chief Executive Officer    2002      309,500     129,342            22,845                  14,390
                                           2001      299,000     125,350            18,700                  13,488

Ronald T. Evans                            2003     $250,000    $ 71,528            14,870                 $29,962
  Senior Vice President, Reservoir         2002      201,750      84,600            14,901                  26,102
  Engineering                              2001      195,000      81,750            12,200                  24,775

Phil Rykhoek                               2003     $250,000    $ 71,528            14,870                 $29,962
  Senior Vice President, Chief Financial   2002      201,750      84,600            14,901                  26,102
  Officer and Secretary                    2001      195,000      81,750            12,200                  19,291

Mark A. Worthey                            2003     $250,000    $ 71,528            14,870                 $29,962
  Senior Vice President, Operations        2002      201,750      84,600            14,901                  26,102
                                           2001      195,000      81,750            12,200                  24,775

Mark C. Allen                              2003     $175,000    $ 50,046            11,820                 $23,890
  Vice President and Chief Accounting      2002      160,430      67,245            11,844                  20,992
  Officer                                  2001      155,000      64,981             9,700                  18,712

     (1) Bonuses represent the amounts earned based on our performance for the year indicated, even though they are actually paid in the subsequent year. Bonuses also include a Christmas bonus that is equivalent to one week's salary and has been paid to all employees for each of the last three years.

     (2) Amounts in this column for 2003 include our matching contributions to the Employee Stock Purchase Plan, 401(k) Plan, and life and disability insurance premiums paid on behalf of the Named Executive Officers as follows:

                            Stock Purchase                             Insurance
                                  Plan            401(k) Plan          Premiums
                            -----------------    -------------     -----------------
Gareth Roberts                  $26,250             $9,000              $2,380
Ronald T. Evans                  18,750              9,000               2,212
Phil Rykhoek                     18,750              9,000               2,212
Mark A. Worthey                  18,750              9,000               2,212
Mark C. Allen                    13,125              9,000               1,765

     (3) The aggregate amount of all other non-cash annual compensation for 2003 was less than 10% of the total annual salary and bonus of each Named Executive Officer for each year.

Option Grants in 2003

     The following table represents the options granted to the Named Executive Officers during 2003 and the value of such options as of the date of grant:


                                                Individual Grants
                            ---------------------------------------------------------------
                                                  % of
                                                 Total
                                                Options
                             Number of         Granted to       Exercise
                              Options         Employees in        Price          Expiration             Grant Date
Name                          Granted             2003          ($/Share)           Date            Present Value $ (1)
----                          -------             ----          ---------          -----            -------------------
Gareth Roberts              22,807 (2)            2.4%           $ 11.27          1/2/2013               $137,070
Ronald T. Evans             14,870 (2)            1.6%             11.27          1/2/2013                 89,369
Phil Rykhoek                14,870 (2)            1.6%             11.27          1/2/2013                 89,369
Mark A. Worthey             14,870 (2)            1.6%             11.27          1/2/2013                 89,369
Mark C. Allen               11,820 (2)            1.2%             11.27          1/2/2013                 71,038

     (1) As permitted by the Securities and Exchange Commission rules, the Grant Date Present Value of the options set forth in this table is calculated in accordance with the Black-Scholes option pricing model, using the following assumptions: expected volatility computed using, as of the date of grant, the prior five year monthly average of the our common stock listed on the NYSE, which was 59.8%; expected dividend yield - 0%; expected option term - 5 years; and a risk-free rate of return as of the date of grant of 2.97%, based on the yield of five year U.S. Treasury securities. The real value of the options presented in this table depends upon the actual performance of the common stock during the applicable period in which they are exercised. The dollar amounts in this column are not intended to forecast potential future appreciation, if any, of the common stock.

     (2) These options cliff vest 100% four years from the date of grant, on January 2, 2007.

Option Exercises and Holdings

     The following table sets forth information with respect to the Named Executive Officers concerning unexercised options held by them as of December 31, 2003. The options exercised by the Named Executive Officers during 2003 are listed below.

                                            Aggregate Option Exercises in 2003
                                            and December 31, 2003 Option Values

                                                          Number of Common Shares
                       Shares                             Underlying Unexercised             Value of Unexercised In-the
                     Acquired on         Value                  Options at                        Money Options at
      Name            Exercise         Realized              December 31, 2003                  December 31, 2003 (1)
-----------------   -------------     -----------    ---------------------------------    ---------------------------------
                                                      Exercisable      Unexercisable       Exercisable      Unexercisable
                                                      -----------      -------------       -----------      -------------
Gareth Roberts              -        $       -           153,000           85,552          $  876,483       $  507,550
Ronald T. Evans        10,000           87,600            10,000           51,471              96,050          288,357
Phil Rykhoek                -                -           114,000           55,771             656,623          330,777
Mark A. Worthey         5,000           35,800            78,671           55,771             454,025          330,777
Mark C. Allen               -                -            23,000           43,164             227,125          251,400

     (1) Based on the average of the high and low sales price of Denbury's common stock on December 31, 2003, of $13.845 per share as reported by the NYSE. For purposes of calculating the value of unexercised in-the-money options, a conversion exchange rate of Cdn. $1.4461 = U.S. $1.00 was assumed as to 6,250 of Mr. Rykhoek's options which are denominated in Canadian dollars.

Board Compensation Committee Report on Executive Compensation

     The Compensation Committee of the Board (the "Committee") is responsible for making recommendations to the Board regarding the general compensation policies of the Company, the compensation plans and specific compensation levels for officers and certain other managers. The Committee also administers, along with the Stock Option and Stock Purchase Plan Committees, our stock option and stock purchase plans for all employees.

     The basic policy adopted by the Board is to ensure that salary levels and compensation incentives are designed to attract and retain qualified individuals in key positions and are commensurate with the level of executive responsibility, the type and scope of our operations, and our financial condition and performance.

     The overall compensation philosophy is:

     o that we pay base salaries that will attract and retain outstanding talent, generally around the median salaries of comparable companies;

     o    that long-term incentives are the main focus of compensation;

     o that all employees are encouraged to be stockholders to better align their interests with those of our stockholders; and

     o that employees are rewarded primarily for the effort and results of the team or Company as a whole, rather than compensating only for individual performance.

     The components of this philosophy consist of:

     o    competitive base salaries;

     o    a stock purchase plan for all employees;

     o stock options for all employees, but with a higher level for the professionals; and

     o    a profit sharing plan or bonus plan.

     BASE SALARIES. In determining an executive's salary, the Committee weighs individual performance, overall corporate performance, the executive's position and responsibility in the organization, the executive's experience and expertise and compensation for comparable positions at comparable companies. In making recommendations, the Committee exercises subjective judgment using no specific weights for these factors. The Committee believes that base salaries that average at or near the median of comparable companies, as determined from salary surveys and other data, are generally appropriate as a frame of reference for base pay decisions. The specific compensation for individual executives will vary from these levels as a result of the subjective judgment of the Committee and based on the recommendation of the Chief Executive Officer with regard to the other executives. This is the primary part of the compensation package whereby a distinction is made for individual performance, as the other components of the compensation plan are generally consistent among employee groups and are proportional to salaries.

     The Chief Executive Officer's salary is determined in much the same manner as other employees, with an intent to set his base salary at or near the median of comparable companies. The salary adjustments for the Chief Executive Officer, and for all employees, were lower in 2003 than in prior years due to the mixed overall results of operations of the Company (see discussion regarding results of the Company during 2003 under "Bonus Plan" below), with bonuses set at 67% of the maximum range and most salary adjustments made primarily to recognize the overall wage inflation in the industry.

     STOCK PURCHASE PLAN. To encourage stock ownership in the Company by all of the employees, we have a stock purchase plan which allows all employees to contribute up to 10% of their base compensation with the Company matching 75% of such contributions. The combined funds are used at the end of each quarter to purchase common stock at the current market price. In addition, we pay the income tax on the matching portion for employees that are below a certain salary threshold, who are generally the employees that are not in the professional group. The stock purchase plan requires each employee to hold these shares for a minimum of one year before disposition. The top five most highly compensated officers received approximately 9.6% of the total Company matching compensation during 2003.

     STOCK OPTIONS. Stock options have been awarded to all employees. To further encourage our team concept, at the time of each grant, options are generally allocated among employees on the basis of their bonuses. The executive officers receive stock options at the same percentage of bonuses as the other employees in the management and professional group. These options are designed to retain and motivate the grantees and to improve long-term Company performance by making executive rewards consistent with those of all stockholders. All options are granted at the prevailing market price and will only have value if the market price of the common stock increases after the date of grant. The top five most highly compensated officers received approximately 8.4% of the total option grants during 2003. See also "Executive Compensation - Option Grants in 2003."

     Since 1997, we have granted options to our employees at their time of employment, which options vest 25% per year over a period of four years. Additional options have also been granted on an annual basis to the professional group (and for the last five years to all employees) as part of their annual bonus and compensation package, which is based on our overall results and achievement of predetermined goals and objectives for the prior year. These annual option grants generally vest 100% four years from the date of grant. The annual grants made in early 1999 were an exception to the normal annual vesting schedule, as these grants vested 25% per year over a period of four years. In addition to a modification of the normal vesting parameters, the Committee authorized a larger than normal grant at that time in order to give the employees renewed long-term incentives in light of the depressed prices for Denbury common stock and in lieu of salary increases and bonuses which were not awarded for 1998.

     All of the options granted under the Option Plan expire ten years from the date of grant and, to the extent allowed under the United States federal income tax laws, are granted as incentive stock options. In determining the specific level of option grants, the Committee takes into consideration several factors, without giving particular weight to any one factor. These factors include:

     o    the total options relative to the total common stock outstanding;

     o the level of compensation for each optionee based on option pricing models such as Black- Scholes;

     o the number of option grants made by comparable companies for similar positions;

     o the perceived incentive value of the options currently held by the employees; and

     o    the overall compensation package for that year.

     2004 OMNIBUS STOCK AND INCENTIVE PLAN. The Committee recently approved the 2004 Omnibus Stock and Incentive Plan and recommends approval of the plan by our stockholders (see "Proposal Two" for more data regarding the proposed plan). The Committee determined that it was appropriate to replace the existing stock option plan in light of recent compensation trends in the industry and in light of the 2005 expiration date of the existing plan. The Committee also wanted to provide more flexibility to the Company by allowing for the possibility of other types of equity-based grants other than stock options, such as restricted stock, performance awards and stock appreciation rights. As discussed under "Proposal Two" above, the Committee plans to issue stock appreciation rights, payable in shares of common stock, in tandem with stock options grants, most likely commencing in 2005. This strategy will provide the same level of compensation to each participant, but will reduce the overall dilutive effects of the option plan for the stockholders.

     The Committee also plans to evaluate and consider the issuance of restricted stock to its officers (assuming that new stock plan is approved by stockholders). This additional incentive for management is considered necessary in light of our executives' compensation compared to their peers, to further emphasize long-term incentives that are consistent with those of our stockholders, and to more closely match their compensation to overall Company performance. The Committee intends to accomplish this by granting restricted stock that vest over a long-term period, which could vest sooner if certain annual performance objectives are met, and by requiring that the officers retain a significant portion of any restricted stock grant as long as they are employed by the Company. The Committee has not yet determined the number of shares, allocation, or the precise terms of the proposed restricted grants, pending approval of the plan by stockholders.

     BONUS PLAN. All of our employees participate in our bonus plan. Bonuses are recommended by the Committee and awarded by the Board each year based on our overall results and the achievement of predetermined goals and objectives. The bonus plan currently has four levels of compensation whereby at the base level, which includes all employees, bonuses range from zero to ten percent of base salaries. There is an additional compensation layer for all employees in the professional group, whereby these employees could earn an additional bonus of up to ten percent of salaries, or a total bonus ranging from zero to twenty percent. In addition, certain members of the professional group that were part of management or were exceptional performers were eligible to earn an additional bonus of up to ten percent of salaries, or a total bonus ranging from zero to thirty percent. Lastly, our officers and other senior management are eligible for an additional ten percent of salaries, or a total bonus ranging from zero to forty percent. In addition to the aforementioned bonus plan, we have usually paid a Christmas bonus each year which is equivalent to one week of each employee's base salary.

     The Committee recommended that bonuses for 2003 be awarded at the 67th percentile of the bonus range, which were paid in early 2004, as compared to bonuses awarded at the maximum level in the prior year. During 2003, the Company met certain of its stated goals and objectives but missed others, resulting in a bonus that was less than the maximum. On the positive side, the Company increased its net asset value per share during 2003 and reduced its overall debt by $50 million during the year, achieving its debt target of $300 million by year-end 2003. The Company continued to execute its strategy in its core tertiary operations, increasing the related oil production 28% from the first quarter of 2003 average of 4,345 BOE/d to the fourth quarter of 2003 average of 5,579 BOE/d. The rate of return and profits from operations in this core area continued to be strong, as partially evidenced by a PV-10 Value of our tertiary proved oil reserves of approximately $435 million versus a net unrecovered cash flow investment of only $23 million as of year-end 2003. While these results are positive, the Company failed to (i) meet its overall stated production targets due to operational delays, primarily in the offshore Gulf of Mexico, and less than anticipated exploration results, (ii) exceeded its operating expense and capital expenditure budgets, and (iii) generally underperformed its peers in the stock market. As a result of the mixed results, the Committee recommended a bonus award for 2003 equal to 6.7 percent of salaries for all employees, an additional 6.7 percent for all members of the professional group, an additional
6.7 percent for certain professionals, and an additional 6.7 percent for our top managers and officers. All bonuses were granted at the 67th percentile level of the potential bonus range, the maximum bonus being 10% of salary for each bonus level or a total of 40% for the officers and senior management. The President and Chief Executive Officer and all other Named Executive Officers received a bonus equal to approximately 27% of their salaries.

     In 2003, the Committee approved salary increases, effective January 1, 2004, primarily to recognize the overall wage inflation in the industry. Consistent with the reduced bonus level, these salary increases were less than those of the prior year. These salary increases averaged 3.0% for the Company as a whole (as compared to 5.2% in the prior year), 2.4% for the Named Executive Officers as a group and 2.4% for the President and Chief Executive Officer.

     The foregoing report has been furnished by the following members of the Committee.

                                      THE COMPENSATION COMMITTEE
                                      William S. Price, III, Chairman
                                      Ronald G. Greene

Severance Protection Plan

     In December 2000, the board approved a severance protection plan for all of our employees. Under the terms of the severance plan, an employee is entitled to receive a severance payment if a change of control in the Company occurs and the employee is terminated within two years of the change of control. The severance plan will not apply to any employee that is terminated for cause or by an employee's own decision for other than good reason (e.g., change of job status or a required move of more than 25 miles). If entitled to severance payments under the terms of the severance plan, the Chief Executive Officer and our three senior vice presidents will receive three times their annual salary and bonus, all of our other officers will receive two and one-half times their annual salary and bonus, certain other members of management will receive two times their annual salary and bonus, and all other employees will receive from one-third to one and one-half times their annual salary and bonus depending on their salary level and length of service with us. All employees will also receive medical and dental benefits for one-half the number of months for which they receive severance benefits.

     The severance plan also provides that if our officers are subject to the "parachute payment" excise tax, then the Company will pay the employee under the severance plan an additional amount to "gross up" the payment so that the employee will receive the full amount due under the terms of the severance plan after payment of the excise tax.

                             SHARE PERFORMANCE GRAPH

     The graph below shows the cumulative total return to our stockholders during the five years ended December 31, 2003 in comparison to the cumulative returns on the S&P 500 Index and the Dow Jones Oil- Secondary Index. The results assume $100 was invested on December 31, 1998 and that dividends were reinvested.

                   Cumulative Total Return on $100 Investment
                     (December 31, 1998 - December 31, 2003)


                                       1998       1999      2000      2001       2002       2003
                                    -------  ---------  --------   -------   --------   --------
Denbury                             $   100  $      68  $    175   $   116   $    179   $    221
S&P 500                                 100        121       110        97         76         97
Dow Jones Oil - Secondary               100        115       184       169        173        227



                                [GRAPHIC OMITTED]


                 INTERESTS OF INSIDERS IN MATERIAL TRANSACTIONS

     Other than as described below, there are no material interests, direct or indirect, of any of our directors, officers or stockholders who beneficially own, directly or indirectly, or exercise control or direction over more than 10% of our outstanding common stock, or any known family member, associate or affiliate of such persons, in any transaction within the last three years or in any proposed transaction that has materially affected or would materially affect the Company or any of its subsidiaries. We believe that the terms of the transactions described below were as favorable to us as terms that reasonably could have been obtained from non-affiliated third parties.

TPG Investments

     TPG has made several different investments in the Company. Its $40.0 million initial investment in December 1995 was comprised of a private placement of securities, which included 4.2 million shares of common stock, 625,000 warrants and 1.5 million shares of convertible preferred stock. The convertible preferred stock was converted into 2.8 million shares of common stock in 1996 and the warrants were exercised in January 1998. TPG also purchased shares in two of our public stock offerings. TPG purchased 800,000 shares of common stock in October 1996 at an aggregate cost of $9.6 million and 313,400 shares of common stock in February 1998 at an aggregate cost of $5.0 million. Both of these acquisitions were made at the same price that the shares were sold by the Company to the underwriters. In April 1999, TPG purchased 18,552,876 shares of common stock at $5.39 per share for an aggregate consideration of $100 million. As a result of this investment, TPG's ownership at that time increased from approximately 32% to 60% of our then issued and outstanding common stock. In addition, as part of TPG's $100 million investment in 1999, we agreed to execute a new registration rights agreement with TPG. The new registration rights agreement covered all of the shares then owned by TPG, or a total of 27,274,314 shares of common stock.

     In April 2001, TPG elected to be included as a selling stockholder under a shelf registration statement filed by Denbury. During November and December
2002, TPG sold 7.5 million shares of common stock for net proceeds of approximately $71.3 million. In March 2003, TPG sold an additional 2.5 million shares under this registration statement for net proceeds of approximately $27.4 million. TPG sold an additional 8.0 million shares in December 2003 for net proceeds of approximately $106 million and sold the remaining balance of approximately 9.3 million shares on March 26, 2004 for net proceeds of approximately $139.3 million. TPG representatives currently hold three of the eight seats on our board and following the 2004 annual meeting, assuming that the proposed director nominees are elected, will hold two of the six seats on our board. We anticipate that one or both of these directors will be replaced by our 2005 annual meeting. Since our certificate of incorporation requires a two-thirds majority vote by the board of directors on most significant transactions, such as significant asset purchases and sales, issuances of equity and debt, changes in the board of directors and other matters, assuming that representatives of TPG continue to hold one-third of the board seats (as proposed herein), they will still be able to exert significant influence on any decisions on these matters.

                              STOCKHOLDER PROPOSALS

     All future stockholder proposals must be submitted in writing to Phil Rykhoek, Chief Financial Officer and Secretary, 5100 Tennyson Parkway, Suite 3000, Plano, Texas 75024. In order for a stockholder proposal to be included in the proxy materials for the 2004 Annual Meeting of Stockholders, the proposal must be received by the Company no later than December 3, 2004. These proposals must also meet other requirements of the Securities and Exchange Act of 1934 to be eligible for inclusion.

     The form of Proxy for the annual meeting of stockholders grants authority to the persons designated therein as proxies to vote in their discretion on any other matters that come before the meeting, or any adjournment thereof, that are not set forth in our proxy statement, except for those matters as to which adequate notice is received. In order for a notice to be deemed adequate for purposes of the 2004 annual meeting of stockholders, it must be received prior to February 13, 2005.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP, which has audited the Company's books annually since 1991, served as independent accountants for 2003. Representatives of Deloitte & Touche LLP are expected to be present at the annual meeting and will have an opportunity to make a statement and/or to respond to appropriate questions. As of April 1, 2004, the Audit Committee had not selected the Company's independent accountants for 2004.

Independent Auditor's Fees

     The following table presents fees for professional services rendered by Deloitte & Touche LLP for the Company for the years ended December 31, 2003 and 2002.

                                            2003                 2002
                                      -----------------    -----------------
Audit Fees (1)                        $         294,116    $         217,405
Audit Related Fees (2)                           29,758               24,103
Tax Fees (3)                                          -                4,969
                                      -----------------    -----------------
       Total (4)                      $         323,874    $         246,477
                                      =================    =================

     (1) Audit fees consisted of audit work and review services, as well as work only the independent auditor can reasonably be expected to provide, such as comfort letters, consents and review of documents filed with the SEC.

     (2)  Audit  related  fees  consisted  of  employee  benefit  plan audit and
          consultation  on  financial   accounting  and  reporting  matters  and
          internal control assistance related to Sarbanes-Oxley.

     (3)  Tax fees consisted of tax consultation and research.

     (4) There were no other fees paid to Deloitte & Touche during the respective periods.

     In September 2002, the Audit Committee passed a resolution that pre-approved all audit and audit related services performed by Deloitte & Touche LLP. The resolution also stated that any non-audit services performed by Deloitte & Touche LLP should be pre-approved by the Audit Committee or its Chairman. The non-audit services disclosed above were performed prior to this resolution and prior to the adoption of the Sarbanes-Oxley Act of 2002, which requires such pre-approval.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require our executive officers and directors, and persons who own more than ten percent (10%) of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and stock exchanges and to furnish us with copies. Based solely on our review of the copies of such forms received by us, or representations made by the officers and directors to us, we are not aware of any late filings of these forms.

                                  OTHER MATTERS

     We know of no other matter to come before the annual meeting other than the matters referred to in the Notice of Annual Meeting. However, if any other matter properly comes before the meeting, the accompanying proxy will be voted on such matter at the discretion of the person or persons voting the proxy.

     All information contained in this proxy statement relating to the occupations, affiliations and securities holdings of our directors and officers and their relationship and transactions with us is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of our common stock is based upon information contained in reports filed by such owner with the SEC. The information contained in this proxy statement in the sections entitled "Board Compensation Committee Report on Executive Compensation,""Share Performance Graph" and "Audit Committee Report" shall not be deemed incorporated by reference by any general statement incorporating by reference any information contained in this proxy statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates by reference the information contained in such sections, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

     WE HAVE PROVIDED TO EACH PERSON WHOSE PROXY IS SOLICITED HEREBY A COPY OF OUR 2003 ANNUAL REPORT TO STOCKHOLDERS FOR THE YEAR ENDED DECEMBER 31, 2003. THE ANNUAL REPORT TO STOCKHOLDERS DOES NOT CONSTITUTE A PART OF THE PROXY SOLICITING MATERIAL. A COPY OF OUR ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO DENBURY RESOURCES INC., ATTN: INVESTOR RELATIONS, 5100 TENNYSON PARKWAY, SUITE 3000, PLANO, TEXAS 75024, OR BY E-MAIL TO INVREL@DENBURY.COM.

                                By order of the Board of Directors

                                  /s/ Phil Rykhoek
                                  Phil Rykhoek
                                  Senior Vice President, Chief Financial Officer and Secretary

                                    Exhibit A

                                      2004
                        OMNIBUS STOCK AND INCENTIVE PLAN
                                       FOR
                             DENBURY RESOURCES INC.

                                                   TABLE OF CONTENTS

(1)      Purpose..................................................................................................1
(2)      Definitions..............................................................................................1
         (a)      "Administrator".................................................................................1
         (b)      "Agreed Price"..................................................................................1
         (c)      "Applicable Laws"...............................................................................1
         (d)      "Award".........................................................................................1
         (e)      "Board".........................................................................................1
         (f)      "Broker Assisted Exercise"......................................................................1
         (g)      "Cause".........................................................................................2
         (h)      "Change in Control".............................................................................2
         (i)      "Change in Control Price........................................................................3
         (j)      "Code"..........................................................................................3
         (k)      "Committee".....................................................................................3
         (l)      "Common Stock"..................................................................................3
         (m)      "Company".......................................................................................3
         (n)      "Date of Grant..................................................................................3
         (o)      "Director"......................................................................................3
         (p)      "Disability"....................................................................................3
         (q)      "Effective Date"................................................................................3
         (r)      "Eligible Person(s)"............................................................................3
         (s)      "Employee(s)"...................................................................................4
         (t)      "Fair Market Value".............................................................................4
         (u)      "Holder"........................................................................................4
         (v)      "Incentive Stock Option.........................................................................4
         (w)      "Investment Committee"..........................................................................4
         (x)      "Limited SAR"...................................................................................4
         (y)      "Non-Qualified Stock Option"....................................................................4
         (z)      "Option"........................................................................................4
         (aa)     "Option Price"..................................................................................4
         (bb)     "Parent"........................................................................................4
         (cc)     "Performance Award".............................................................................4
         (dd)     "Performance Measures"..........................................................................5
         (ee)     "Performance Period"............................................................................5
         (ff)     "Plan"..........................................................................................5
         (gg)     "Plan Year".....................................................................................5
         (hh)     "Reserved Shares"...............................................................................5
         (ii)     "Restriction(s)" "Restricted"...................................................................5
         (jj)     "Restricted Period".............................................................................5
         (kk)     "Restricted Shares".............................................................................5
         (ll)     "Restricted Share Award"........................................................................5
         (mm)     "Restricted Share Distributions"................................................................5
         (nn)     "SAR"...........................................................................................5
         (oo)     "Shares"........................................................................................5
         (pp)     "Spread"........................................................................................6


         (qq)     "Separation"....................................................................................6
         (rr)     "Subsidiary"....................................................................................6
         (ss)     "1933 Act"......................................................................................6
         (tt)     "1934 Act.......................................................................................6
         (uu)     "Vested"........................................................................................6
         (vv)     "10% Person"....................................................................................6
(3)      Award Reserved Shares....................................................................................6
(4)      Conditions for Grant of Awards...........................................................................7
(5)      Grant of Options.........................................................................................8
(6)      Option Price.............................................................................................8
(7)      Exercise Options.........................................................................................9
(8)      Vesting of Options.......................................................................................9
(9)      Termination of Option Period............................................................................10
(10)     Acceleration............................................................................................10
(11)     Adjustment of Reserved Shares...........................................................................11
(12)     Transferability of Awards...............................................................................12
(13)     Issuance of Reserved Shares.............................................................................12
(14)     Administration of the Plan..............................................................................13
(15)     Tax Withholding.........................................................................................15
(16)     Restricted Share Awards.................................................................................15
(17)     Performance Awards......................................................................................16
(18)     Stock Appreciation Rights and Limited Stock Appreciation Rights.........................................17
(19)     Section 83(b) Election..................................................................................19
(20)     Interpretation..........................................................................................20
(21)     Amendment and Discontinuation...........................................................................20
(22)     Effective Date and Termination Date.....................................................................20

                    2004 OMNIBUS STOCK AND INCENTIVE PLAN FOR
                             DENBURY RESOURCES INC.

1.   Purpose.

     The purpose of this Plan is to advance the interests of Denbury Resources Inc., a Delaware Corporation, and increase shareholder value by providing additional incentives to attract, retain and motivate those qualified and competent employees and Directors, upon whose efforts and judgment its success is largely dependent.

2.   Definitions.

     As used herein, the following terms shall have the meaning indicated:

     (a) "Administrator" shall mean the person(s) designated by the Committee to carry out nondiscretionary administrative duties with respect to the Plan and Awards.

     (b) "Agreed Price" shall relate to the grant of an Award in the form of a SAR or Limited SAR, and shall mean the value assigned to the Award's Reserved Shares which will form the basis for calculating the Spread on the date of exercise of the SAR or Limited SAR, which assigned value may be any value determined by the Committee, including the Fair Market Value of the Reserved Shares on the Date of Grant.

     (c) "Applicable Laws" means the requirements relating to the administration of stock option plans under U.S. state corporate laws, U.S. federal and state securities laws, and the Code; and the similar laws of any foreign country or jurisdiction where Options are, or will be, granted.

     (d) "Award" shall mean either an Option, a SAR, a Restricted Share Award, or a Performance Award, except that where it shall be appropriate to identify the specific type of Award, reference shall be made to the specific type of Award; and provided, further, that references to Award shall be deemed to be references to the written agreement evidencing such Award, and provided, finally, without limitation, that unless expressly provided to the contrary in the terms of the Award, in the event of a conflict between the terms of the Plan and the terms of an Award, the terms of the Plan are controlling.

     (e)  "Board" shall mean the Board of Directors of the Parent.

     (f) "Broker Assisted Exercise" shall mean a special sale and remittance procedure pursuant to which the Holder of an Option shall concurrently provide irrevocable written instructions to (a) an Administrator designated brokerage firm ("Broker") to effect the immediate sale of the Reserved Shares and remit to the Administrator, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company, and (b) the Administrator to deliver the certificates for the Shares directly to such brokerage firm in order to complete the sale.

     (g) "Cause" shall mean either (i) a final, non-appealable conviction of a Holder for commission of a felony involving moral turpitude, or (ii) Holder's willful gross misconduct that causes material economic harm to the Company or that brings substantial discredit to the Company's reputation.

     (h)  "Change in Control" shall mean any one of the following:

          (1) "Continuing Directors" no longer constitute a majority of the Board; the term "Continuing Director" means any individual who has served in such capacity for one year or more;

          (2) after the Effective Date, any person or group of persons acting together as an entity (other than the Texas Pacific Group and its Affiliates) become (i) the beneficial owners (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) directly or indirectly, of shares of common stock representing thirty percent (30%) or more of the voting power of the Company's then outstanding securities entitled generally to vote for the election of the Company's Directors, and (ii) the largest beneficial owner directly or indirectly of the Company's then outstanding securities entitled generally to vote for the election of the Company's Directors;

          (3)  the merger or  consolidation  to which the  Company is a party if
               (i) the stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than forty percent (40%) of the combined voting power to vote for the election of directors of the surviving corporation or other entity following the effective date of such merger or consolidation; or (ii) fifty percent (50%) or more of the individuals constituting the members the Investment Committee are terminated due to the Change in Control; or

          (4) the sale of all or substantially all, of the assets of the Company or the liquidation or dissolution of the Company.

          (5) Notwithstanding the foregoing provisions of this Section 2(h), if a Holder's Separation is for a reason other than for Cause 90 days prior to the date on which a Change in Control occurs, such termination shall be deemed to have occurred immediately following a Change in Control.

          (6) Notwithstanding anything herein to the contrary, under no circumstances will a change in the constitution of the board of directors of any Subsidiary, a change in the beneficial ownership of any Subsidiary, the merger or consolidation of a Subsidiary with any other entity, the sale of all or substantially all of the assets of any Subsidiary or the liquidation or dissolution of any Subsidiary constitute a "Change in Control" under this Plan.

     (i) "Change in Control Price" shall mean the higher of (i) the highest price per Share paid in any transaction reported on the NYSE or such other exchange or market as is the principal trading market for the Common Stock, or (ii) the highest price per share paid in any bona fide transaction related to a Change in Control, at any time during the 60 day period immediately preceding such occurrence; with such occurrence date to be determined by the Administrator.

     (j) "Code" shall mean the Internal Revenue Code of 1986, as now or hereafter amended.

     (k) "Committee" shall mean the Compensation Committee of the Board, provided, further, that in granting Performance Awards, Committee shall refer to only those members of the Compensation Committee who are "Outside Directors" within the meaning of Section 162(m) of the Code.

     (l) "Common Stock" shall mean the common stock, $.001 par value, of the Parent.

     (m) "Company"shall mean, individually and collectively, the Parent and the Subsidiaries, except that when it shall be appropriate to refer only to Denbury Resources Inc., the reference will be to "Parent".

     (n) "Date of Grant" shall mean the date on which the Committee takes formal action to grant an Award, provided that it is followed, as soon as reasonably practicable, by written notice to the Eligible Person receiving the Award.

     (o)  "Director" shall mean a member of the Board.

     (p) "Disability" shall mean a Holder's present incapacity resulting from an injury or illness (either mental or physical) which, in the reasonable opinion of the Administrator based on such medical evidence as it deems necessary, will result in death or can be expected to continue for a period of at least twelve (12) months and will prevent the Holder from performing the normal services required of the Holder by the Company; provided, however, that such disability did not result, in whole or in part: (i) from chronic alcoholism; (ii) from addiction to narcotics; (ii) from a felonious undertaking; or (iv) from an intentional self-inflicted wound.

     (q)  "Effective Date" shall mean May 12, 2004.

     (r)  "Eligible  Person(s)"  shall  mean  those  persons  or  entities,   as
          applicable,   who  are  Employees,  or  non-employee  Directors.

     (s) "Employee(s)" shall mean each person whose customary work schedule is a minimum of thirty (30) hours per week, and who is designated as an employee on the books of the Company.

     (t) "Fair Market Value" per Share on the date of reference shall be the Closing Price on such date, provided, further, that if the actual transaction involving the Shares occurs at a be the most recent Closing Price; provided, further, that "Closing Price" means the closing price of the Shares on the New York Stock Exchange as reported in any newspaper of general circulation.

     (u) "Holder" shall mean, at each time of reference, each person with respect to whom an Award is in effect; provided, further, that following the death of a Holder, it shall refer to the person who succeeds to the rights of such Holder.

     (v) "Incentive Stock Option" shall mean an Option that is an incentive stock option as defined in Section 422 of the Code.

     (w) "Investment Committee" shall mean the committee of that name established by the Board, who shall be solely responsible for selecting its members, and whose members on the Effective Date are Messrs. Gareth Roberts, Ronald T. Evans, Mark Worthey and Phil Rykhoek.

     (x) "Limited SAR" shall mean a limited stock appreciation right as defined in Section 18 hereof.

     (y) "Non-Qualified Stock Option" shall mean an Option that is not an Incentive Stock Option.

     (z) "Option" (when capitalized) shall mean the grant of the right to purchase Reserved Shares through the payment of the Option Price and taking the form of either an Incentive Stock Option or a Non-Qualified Stock Option; except that, where it shall be appropriate to identify a specific type of Option, reference shall be made to the specific type of Option; provided, further, without limitation, that a single Option may include both Incentive Stock Option and Non-Qualified Stock Option provisions.

     (aa) "Option Price" shall mean the price per Reserved Share which is required to be paid by the Holder in order to exercise his or her right to acquire the Reserved Share under the terms of the Option.

     (bb) "Parent" shall mean Denbury Resources Inc.

     (cc) "Performance  Award" shall mean the award which is granted  contingent
          upon  the  attainment  of  the  performance   objectives   during  the
          Performance Period, all as described more fully in Section 13.

     (dd) "Performance Measures" shall mean one or more of the following: (i) earnings per share, (ii) return on average common equity, (iii) pre-tax income, (iv) pre-tax operating income, (v) net revenue, (vi) net income, (vii) profits before taxes, (viii) book value per share,
          (ix) changes in amounts of oil and gas reserves, (x) changes in production rates, (xi) net asset value, (xii) net asset value per share, (xiii) sales, (xiv) finding cost, or (xv) operating cost reductions, but shall not include remaining in the employ of the Company for a specified period of time.

     (ee) "Performance Period" shall mean the period described in Section 13 with respect to which the performance objectives relate.

     (ff) "Plan" shall mean this 2004 Omnibus Stock and Incentive Plan for Denbury Resources Inc.

     (gg) "Plan Year" shall mean the calendar year.

     (hh) "Reserved Shares" shall mean, at each time of reference, the total number of Shares described in Section 3 with respect to which the Committee may grant an Award, all of which Reserved Shares shall be held in the Parent's treasury or shall be made available from the Parent's authorized and unissued Shares.

     (ii) "Restriction(s)" "Restricted" and similar shall mean the restrictions applicable to Reserved Shares subject to an Award which constitute "a substantial risk of forfeiture" of such Reserved Shares within the meaning of Section 83(a)(1) of the Code.

     (jj) "Restricted Period" shall mean the period during which Restricted Shares are subject to Restrictions.

     (kk) "Restricted Shares" shall mean the Reserved Shares granted to an Eligible Person which are subject to Restrictions; provided, further, that the Committee may, in its sole discretion, determine that the Restrictions which otherwise would have been imposed have been fully satisfied on the Date of Grant by reason of prior service and/or other considerations, and thus provide that such Restricted Shares shall be fully Vested on the Date of Grant.

     (ll) "Restricted Share Award" shall mean the award of Restricted Shares.

     (mm) "Restricted Share Distributions" shall mean any amounts, whether Shares, cash or other property (other than regular cash dividends) paid or distributed by the Parent with respect to Restricted Shares during a Restricted Period.

     (nn) "SAR" shall mean a stock appreciation right as defined in Section 18 hereof.

     (oo) "Share(s)" shall mean a share or shares of Common Stock.

     (pp) "Spread" shall mean the difference between the Option Price, or the Agreed Price, as the case may be, of the Share(s) on the date of the Award, and the Fair Market Value of such Share(s) on the date of reference.

     (qq) "Separation" shall mean the date on which a Holder ceases to have an employment relationship with the Company for any reason, including death or Disability; and provided, further, without limitation, such employment relationship will cease, in the case of a non- Employee Director, upon his or her ceasing to be a Director; provided, however, that a Separation will not be considered to have occurred while an Employee is on sick leave, military leave, or any other leave of absence approved by the Company, if the period of such leave does not exceed 90 days, or, if longer, so long as the Employee's right to redeployment with the Company is guaranteed either by statute or by contract.

     (rr) "Subsidiary" shall mean, where the Award is an Incentive Stock Option, a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code, and on the case of any other Award, shall mean any entity which would be a subsidiary corporation as defined in Section 424(f) of the Code if it were a corporation. Notwithstanding the foregoing, Genesis Energy, Inc. shall not be considered a Subsidiary for purposes of this Plan.

     (ss) "1933 Act" shall mean the Securities Act of 1933, as amended.

     (tt) "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     (uu) "Vested" and similar terms shall mean the number of Option Shares which have become nonforfeitable and the number of Restricted Shares on which the Restrictions have lapsed; provided, further, and without limitation, that the lapse of Restrictions based on the attainment of performance objectives is also a Vesting event.

     (vv) "10% Person" shall mean a person who owns directly (or indirectly through attribution under Section 425(d) of the Code) at the Date of Grant of an Incentive Stock Option, stock possessing more than 10% of the total combined voting power of all classes of voting stock (as defined in Section 424 of the Code) of the Parent on the Date of Grant.

3.   Award of Reserved Shares.

     (a) As of the Effective Date, 2,500,000 Shares shall automatically, and without further action, become Reserved Shares. Notwithstanding the foregoing, not more than 1,375,000 Reserved Shares may be issued under the Plan as a result of the Vesting of Restricted Stock or Performance Awards. To the extent any Award shall terminate, expire or be canceled, the Reserved Shares subject to such Award (or with respect to which the Award is measured), shall remain Reserved Shares. Where an Award is settled on a basis other than the issuance of Reserved Shares, the Reserved Shares which measured the amount of such Award settlement shall be canceled and no longer considered Reserved Shares.

     (b) Notwithstanding any provision in this Plan to the contrary, no person whose compensation may be subject to the limitations on deductibility under Section 162(m) of the Code shall be eligible for a grant during a single calendar year of an Award with respect to, or measured by, more than 500,000 Reserved Shares. The limitation under this Section 3(b) shall be construed so as to comply with the requirements of
          Section 162(m) of the Code.

4.       Conditions for Grant of Awards.

     (a) Without limiting the generality of the provisions hereof which deal specifically with each form of Award, Awards shall only be granted to such one or more Eligible Persons as shall be selected by the Committee.

     (b) In granting Awards, the Committee shall take into consideration the contribution the Eligible Person has made or may be reasonably expected to make to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Awards under the Plan prescribe such terms and conditions concerning such Awards as it deems appropriate, including, without limitation, relating an Award to achievement of specific goals established by the Committee or to the continued employment of the Eligible Person for a specified period of time, provided that such terms and conditions are not inconsistent with the provisions of this Plan.

     (c) Incentive Stock Options may be granted only to Employees, and all other Awards may be granted to any Eligible Person.

     (d) The Plan shall not confer upon any Holder any right with respect to continuation of employment by the Company, or any right to provide services to the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment at any time.

     (e) The Awards granted to Eligible Persons shall be in addition to regular salaries, pension, life insurance or other benefits (if any) related to their service to the Company, and nothing herein shall be deemed to limit the ability of the Company to enter into any other compensation arrangements with any Eligible Person.

     (f) The Administrator shall determine in each case whether periods of military or government service shall constitute a continuation of employment or service for the purposes of this Plan or any Award.

     (g) Notwithstanding any provision hereof to the contrary, each Award which in whole or in part involves the issuance of Reserved Shares may provide for the issuance of such Reserved Shares for consideration consisting of cash or cash equivalents, or such other consideration as the Committee may determine, including (without limitation) as compensation for past services rendered.

     (h) The Committee may delegate in writing to the Administrator the authority to grant awards to new employees of the Company, provided that such authority contains limits on the maximum amount or number of Awards (on both an individual basis and, if the Committee so designates, on an aggregate basis) that the Administrator may grant under such authority. Such authority shall also designate the terms and conditions for these grants.

5.   Grant of Options.

     (a) The Committee may grant Options to Eligible Persons from time to time, alone, in addition to, or in tandem with, other Awards granted under the Plan. An Option granted hereunder shall be either an Incentive Stock Option or a Non-Qualified Stock Option, and shall clearly state whether it is (in whole or in part) an Incentive Stock Option or a Non-Qualified Stock Option; provided, further, that failure of an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option will not affect its validity, and the portion which does not qualify as an Incentive Stock Option shall be a Non-Qualified Stock Option.

     (b) If both Incentive Stock Options and Non-Qualified Stock Options are granted to a Holder, the right to exercise, to the full extent thereof, Options of either type shall not be contingent in whole or in part upon the exercise of, or failure to exercise, Options of the other type.

     (c) The aggregate Fair Market Value (determined as of the Date of Grant) of the Reserved Shares with respect to which any Incentive Stock Option is exercisable for the first time by a Holder during any calendar year under the Plan and all such plans of the Company (as defined in Section 425 of the Code) shall not exceed $100,000; provided, further, without limitation, that any portion of an Option designated as an Incentive Stock Option which exceeds such $100,000 limit will, notwithstanding such designation, be a validly granted Non-Qualified Stock Option.

     (d) The Committee may at any time offer to buy out for a payment in cash, an Option previously granted, based on such terms and conditions as the Committee shall establish and as communicated to the Holder by the Administrator at the time that such offer is made.

6.   Option Price.

     (a) The Option Price shall be any price determined by the Committee which is not less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant; provided, however, that in the case of an Incentive Stock Option granted to a 10% Person, the Option Price shall not be less than 110% of the Fair Market Value per Share on the Date of Grant. The Administrator shall determine the Fair Market Value per Share.

     (b) Unless further limited by the Committee in any Option, the Option Price may be paid in cash, by certified or cashier's check, by wire transfer, by money order, through a Broker Assisted Exercise, with Shares (but with Shares only if expressly permitted by the terms of the Option and only with Shares owned by the Holder for at least 6 months prior to the exercise date), or by a combination of the above; provided, however, that the Administrator may accept a personal check in full or partial payment. If the Option Price is permitted to be, and is, paid in whole or in part with Shares, the value of the Shares surrendered shall be the Shares' Fair Market Value on the date delivered to the Administrator.

7.   Exercise of Options.

     An Option shall be deemed exercised when (i) the Administrator has received written notice of such exercise in accordance with the terms of the Option, and
(ii) full payment of the aggregate Option Price plus required withholding tax amounts, if any, described in Section 15, of the Reserved Shares as to which the Option is exercised has been made. Separate stock certificates shall be issued by the Parent for any Reserved Shares acquired as a result of exercising an Incentive Stock Option and a Non-Qualified Stock Option.

8.   Vesting of Options.

     (a) Without limitation, each Option shall Vest in whole or in part, and shall expire, according to the terms of the Option. Unless otherwise expressly provided in an Option, each Option which is not an Annual Option as described in Section 8(b) below, shall Vest, and Reserved Shares subject to such Option shall become Vested Option Shares, on the dates set forth in the following Vesting Schedule:

          (1) 25% of the Reserved Shares on the first anniversary of the Date of Grant;

          (2) 25% of the Reserved Shares on the second anniversary of the Date of Grant;

          (3) 25% of the Reserved Shares on the third anniversary of the Date of Grant; and

          (4) 25% of the Reserved Shares on the fourth anniversary of the Date of Grant.

     (b) Except as otherwise expressly provided in such Option, an Option which is expressly designated as an "Annual" Option shall not Vest, and shall remain 100% forfeitable, until the fourth (4th) anniversary of its Date of Grant, and on such fourth (4th) anniversary of its Date of Grant such Annual Option shall become 100% Vested, and all Reserved Shares subject to such Annual Option shall become Vested Option Shares.

     (c) The Committee, in its sole discretion, may accelerate the date on which all or any portion of an otherwise unvested Option shall Vest or restrictions on Restricted Shares will lapse.

9.   Termination of Option Period.

     (a) Unless the terms of an Option expressly provide for a different date of termination, the unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

          (1) on the 90th day following Holder's Separation for any reason except death, Disability or for Cause; or

          (2) immediately upon Separation as a result, in whole or in material part, of a discharge for Cause; or

          (3) on the first anniversary of a Separation by reason of death or Disability;

          (4) in the case of a 10% Person, on the fifth (5th ) anniversary of the Date of Grant; or

          (5)  on the tenth (10th) anniversary of the Date of Grant.

     (b) Notwithstanding any provision of the Plan to the contrary, in the event of the proposed dissolution or liquidation of the Parent, or in the event of a proposed sale of all or substantially all of the assets of the Company, or the proposed merger of the Parent with or into another corporation (collectively, the "Transaction"), unless otherwise expressly provided (by express reference to this Section 9(b)) in the terms of an Option, after the public announcement of the Transaction, the Committee may, in its sole discretion, direct the Administrator to deliver a written notice ("Cancellation Notice") to any Holder of an Option, canceling the unexercised Vested portion (including the portion which becomes Vested by reason of acceleration), if any, of such Option, effective on the date specified in the Cancellation Notice ("Cancellation Date"). Notwithstanding the forgoing, the Cancellation Date may not be earlier than the last to occur of (i) the 15th day following delivery of the Cancellation
          Notice, and (ii) the 60th day prior to the proposed date for the consummation of the Transaction ("Proposed Date"). Without limitation, the Cancellation Notice will provide that, unless the Holder elects in writing to waive, in whole or in part, a Conditional Exercise, that the exercise of the Option will be a Conditional Exercise. A "Conditional Exercise" shall mean that in the event the Transaction does not occur within 180 days of the Proposed Date, the exercising Holder shall be refunded any amounts paid to exercise such Holder's Option, such Option will be reissued, and the purported exercise of such Option shall be null and void ab intitio.

10.  Acceleration.

     (a) Unless otherwise expressly provided in the Award, in the event the Holder's Separation is by reason of the Holder's death, or Disability, all Awards granted to the Holder shall become fully exercisable, Vested, or the Restricted Period shall terminate, as the case may be (hereafter, in this Section 10, such Award shall be "accelerated").

     (b) Unless otherwise expressly provided in an Award, in the event of a Change in Control (i) all Awards shall be accelerated, and (ii) in the sole discretion of the Committee, the value of some or all Awards may be cashed out on the basis of the Change in Control Price, at any time during the 60 day period immediately preceding any bona fide transaction related to a Change in Control; provided, further, that if a date prior to such occurrence is selected for a cash out, any subsequent increase in the Change in Control Price will be paid to each Holder on the date of such occurrence, or as soon thereafter as reasonably possible.

11.  Adjustment of Reserved Shares.

     (a) If at any time while the Plan is in effect or Awards with respect to Reserved Shares are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

          (i) appropriate adjustment shall be made in the maximum number of Reserved Shares which may be granted under Section 3, and equitably in the Reserved Shares which are then subject to each Award, so that the same proportion of the Parent's issued and outstanding Common Stock shall continue to be subject to grant under Section 3, and to such Award, and

          (ii) in addition, and without limitation, in the case of each Award (including, without limitation, Options) which requires the payment of consideration by the Holder in order to acquire Reserved Shares, an appropriate equitable adjustment shall be made in the consideration (including, without limitation the Option Price) required to be paid to acquire the each Reserved Share, so that (i) the aggregate consideration to acquire all of the Reserved Shares subject to the Award remains the same and,
               (ii) so far as possible, (and without disqualifying an Incentive Stock Option) the relative cost of acquiring each Reserved Share subject to such Award remains the same.

          All such determinations shall be made by the Board in its sole discretion.

     (b) The Committee may change, or direct the Administrator to change, the terms of Options outstanding under this Plan, with respect to the Option Price or the number of Reserved Shares subject to the Options, or both, when, in the Committee's judgment, such adjustments become appropriate by reason of a corporate transaction (as defined in Treasury Regulation ss. 1.425-1(a)(1)(ii)); provided, however, that if by reason of such corporate transaction an Incentive Stock Option is assumed or a new Incentive Stock Option is substituted therefore, the Committee, or at the direction of the Committee, the Administrator, may only change the terms of such Incentive Stock Option such that (i) the excess of the aggregate Fair Market Value of the Shares subject to the substituted Incentive Stock Option immediately after the substitution or assumption, over the aggregate Option Price of such Shares at such time, is not more than the excess of the aggregate Fair Market Value of all Reserved Shares subject to the Incentive Stock Option immediately before such substitution or assumption over the aggregate Option Price of such Reserved Shares at such time, and (ii) the substituted Incentive Stock Option, or the assumption of the original Incentive Stock Option does not give the Holder additional benefits which such Holder did not have under the original Incentive Stock Option. Without limiting the generality of any other provisions hereof, including, without limitation, Section 21, except to the minimum extent, if any, required by Section 424(a) of the Code with respect to Incentive Stock Options, no change made under the authority of this Section 11(b) in the terms of an Option shall alter such Option's material provisions in a way that makes such Option less valuable to its Holder.

     (c) Except as otherwise expressly provided herein, the issuance by the Parent of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale for adequate consideration, or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Parent convertible into such shares or other securities, shall not affect, and no adjustment shall be made with respect to Reserved Shares subject to Awards granted under the Plan.

     (d) Without limiting the generality of the foregoing, the existence of outstanding Awards with respect to Reserved Shares granted under the Plan shall not affect in any manner the right or power of the Parent to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Parent's capital structure or its business; (2) any merger or consolidation of the Parent; (3) any issue by the Parent of debt securities, or preferred or preference stock which would rank above the Reserved Shares subject to outstanding Awards; (4) the dissolution or liquidation of the Parent; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

12.  Transferability of Awards.

     Each Award shall provide that such Award shall not be transferable by the Holder otherwise than by will or the laws of descent and distribution, and that so long as an Holder lives, only such Holder or his or her guardian or legal representative shall have the right to exercise such Incentive Stock Option.

13.  Issuance of Reserved Shares.

     No Holder shall be, or have any of the rights or privileges of, the owner of Reserved Shares subject to an Award unless and until certificates representing such Common Stock shall have been issued and delivered to such Holder. As a condition of any issuance of Common Stock, the Administrator may obtain such agreements or undertakings, if any, as the Administrator may deem necessary or advisable to assure compliance with any such law or regulation or shareholder agreement including, but not limited to, a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Administrator, necessary or appropriate to comply with the provisions of any securities law deemed by the Administrator to be applicable to the issuance of the Reserved Shares and which are endorsed upon the Share certificates.

     Share certificates issued to the Holder receiving such Reserved Shares who is a party to any shareholders agreement, voting trust, or any similar agreement shall bear the legends contained in such agreements. Notwithstanding any provision hereof to the contrary, no Reserved Shares shall be required to be issued with respect to an Award unless counsel for the Parent shall be reasonably satisfied that such issuance will be in compliance with applicable federal or state securities laws.

     In no event shall the Company be required to sell or issue Reserved Shares under any Award if the sale or issuance thereof would constitute a violation of applicable federal or state securities law or regulation or a violation of any other law or regulation of any governmental authority or any national securities exchange. As a condition to any sale or issuance of Reserved
Shares, the Company may place legends on Reserved Shares, issue stop transfer orders, and require such agreements or undertakings as the Company may deem necessary or advisable to assure compliance with any such law or regulation.

     Without limitation, the Company shall use its best efforts to register the Reserved Shares with the Securities and Exchange Commission under a Form S-8.

14.  Administration of the Plan.

     (a) The Plan shall be administered by the Committee and, except for the powers reserved to the Board in Section 21 hereof, the Committee shall have all of the administrative powers under Plan. Without limitation, all members of the Committee must be independent Directors under applicable rules of the New York Stock Exchange.

     (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan and, without limitation, may delegate all of what, in its sole discretion, it determines to be primarily administrative or ministerial duties to the Administrator. The determinations under, and the interpretations of, any provision of the Plan or an Award by the Committee (or the Administrator in the exercise of his administrative authority) shall, in all cases, be in its sole discretion, and shall be final and conclusive.

     (c) Any and all determinations and interpretations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting duly called, with at least 2 days prior notice, or (ii) without a meeting, by the written approval of all members of the Committee.

     (d) No member of the Committee, or the Administrator, shall be liable for any action taken or omitted to be taken by such member or by any other member of the Committee or by the Administrator with respect to the Plan, and to the extent of liabilities not otherwise insured under a policy purchased by the Company, the Company does hereby indemnify and agree to defend and save harmless any member of the Committee, and the Administrator, with respect to any liabilities asserted or incurred in connection with the exercise and performance of their powers and duties hereunder, unless such liabilities are judicially determined to have arisen out of such person's gross negligence, fraud or bad faith. Such indemnification shall include attorney's fees and all other costs and expenses reasonably incurred in defense of any action arising from such act of commission or omission. Nothing herein shall be deemed to limit the Company's ability to insure itself with respect to its obligations hereunder.

     (e) In particular, and without limitation, except for the authority granted to the Administrator under Section 4(h) to make determinations described in subsections (i), (ii), and (iii) below while carrying out the general delegation by the Committee with respect to the grant of Awards to new Employees, the Committee shall have the sole authority, consistent with the terms of the Plan:

          (i) to determine whether and to what extent Awards are to be granted hereunder to one or more Eligible Persons;

          (ii) to determine the number of Reserved Shares to be covered by each such Award granted hereunder;

         (iii) to determine the terms and conditions of any Award granted hereunder, and to amend or waive any such terms and conditions except to the extent, if any, expressly prohibited by the Plan;

          (iv) to determine whether and under what circumstances an Option may be settled in Restricted Shares instead of Reserved Shares;

          (v)  to   determine   whether,   to  what   extent,   and  under  what
               circumstances Awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other Awards under the Plan; and;

          (vi) to determine (or to delegate to the Administrator the authority to determine) whether to permit payment of tax withholding requirements in Shares.

     (f) Without limitation, Committee (and the Administrator in carrying out his responsibilities under Section 4(h) shall have the authority to adopt, alter, and repeal any or all of its rules, guidelines, and practices with respect to the Plan, and all questions of interpretation, with respect to the Plan or any Award shall be decided by the Committee (or by the Administrator in carrying out his duties under Section 4(h), whose decision shall be final, conclusive and binding upon the Company and each other affected party.

     (g) Without limitation the Committee in it's sole discretion may limit the authority granted, or previously granted, hereunder by the Committee to the Administrator by notifying the Administrator in writing of such change.

15.  Tax Withholding.

     On or immediately prior to the date on which a payment is made to a Holder hereunder or, if earlier, the date on which an amount is required to be included in the income of the Holder as a result of an Award, the Holder shall be required to pay to the Company, in cash, or in Shares (but in Shares only if expressly permitted in the Award, or by written authorization of the Administrator, and then only in the minimum amount required to satisfy the minimum withholding requirements with respect to such Award), the amount (if any) which the Company reasonably determines to be necessary in order for the Company to comply with applicable federal or state tax withholding requirements, and the collection of employment taxes; provided, further, without limitation, that the Administrator may require that such payment be made in cash.

16.  Restricted Share Awards.

(a) The Committee may grant Awards of Restricted Shares to any Eligible Person, for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified in the grant. The terms and conditions of Restricted Shares shall be specified in the Award. The Committee, in its sole discretion, shall determine what rights, if any, the person to whom an Award of Restricted Shares is made shall have in the Restricted Shares during the Restriction

     Period and the Restrictions applicable to the particular Award, including whether the holder of the Restricted Shares shall have the right to vote the Restricted Shares and the extent, if any, of Holder's right to receive Restricted Share Distributions. Unless otherwise provided in the Restricted Share Award, upon the expiration of Restrictions, the Restricted Shares shall cease to be Restricted Shares.

     (b) The Restrictions on Restricted Shares shall lapse in whole, or in installments, over whatever Restricted Period shall be selected by the Committee.

     (c) Without limitations, the Committee may accelerate the date on which Restrictions lapse with respect to any Restricted Shares.

     (d) During the Restricted Period, the certificates representing the Restricted Shares, and any Restricted Share Distributions, shall be registered in the Holder's name and bear a restrictive legend disclosing the Restrictions, the existence of the Plan, and the existence of such Restricted Share Award. Such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the Restricted Shares, and any assets constituting Restricted Share Distributions, which shall be forfeited in accordance with the terms of such Restricted Share Award. Restricted Shares shall constitute issued and outstanding Common Stock for all corporate purposes and the Holder shall have all rights, powers and privileges of a holder of unrestricted Shares except those that are expressly excluded under the terms of the Restricted Share Award, and Holder will not be entitled to delivery of the stock certificates until all Restrictions shall have terminated, and the Company will retain custody of all related Restricted Share Distributions (which will be subject to the same Restrictions, terms, and conditions as the related Restricted Shares) until the conclusion of the Restricted Period with respect to the related Restricted Shares; and provided, further, that any Restricted Share Distributions shall not bear interest or be segregated into a separate account but shall remain a general asset of the Company, subject to the claims of the Company's creditors, until the conclusion of the applicable Restricted Period; and provided, finally, that any material breach of any terms of the Restricted Share Award, as reasonably determined by the Administrator, will cause a forfeiture of both Restricted Shares and Restricted Share Distributions.

17.  Performance Awards.

     (a) Performance Awards during a Plan Year may be granted only to the Chief Executive Officer and the four (4) highest paid employees as of the last day of such Plan Year ("Covered Employees"), and shall in all events be specifically designated as Performance Awards. Nothing herein shall be construed as limiting the Committee's authority to grant other types of Awards to Eligible Persons, including Covered Employees, conditioned on the satisfaction of such criteria, including those comprising the Performance Measures, as the Committee, in its sole discretion, may select.

     (b) Without limitation, the Committee's grant of Performance Awards may, in its sole discretion, be made in Reserved Shares, or in cash, or in a combination of Reserved Shares and cash, but the cash portion of such Award may not exceed $500,000 in a Plan Year.

     (c) The Committee shall select the Performance Measures which will be required to be satisfied during the Performance Period in order to earn the Performance Award. Such Performance Measures, and the duration of any Performance Period, may differ with respect to each Covered Employee, or with respect to separate Performance Awards issued to the same Covered Employee. The selected Performance Measures, the Performance Period(s), and any other conditions to the Company's obligation to pay a Performance Award shall be set forth in each Performance Award on or before the first to occur of (i) the 90th day of the selected Performance Period, (ii) the first date on which more than 25% of the Performance Period has elapsed, and (iii) the first date, if any, on which satisfaction of the Performance Measure(s) is no longer substantially uncertain.

     (d) Performance Awards may be payable in a single payment or in installments but may not be paid in whole or in part prior to the date on which the Performance Measures are attained, except that such payment may be accelerated upon the death or Disability of the Covered Employee, or as a result of a Change in Control, it being understood that if such acceleration events occur prior to the attainment of the Performance Measures, the Performance Award will not be exempt from
          Section 162(m) of the Code.

     (e) The extent to which any applicable performance objective has been achieved shall be conclusively determined by the Committee, but may be specifically delegated to the Administrator. Without limitation, where a Covered Employee has satisfied the Performance Measures with respect to a Performance Award, if permitted under the terms of such Performance Award, the Committee, in its sole discretion, may reduce the maximum amount payable under such Performance Award.

18.  Stock Appreciation Rights and Limited Stock Appreciation Rights

     (a) The Committee shall have authority to grant a SAR, or to grant a Limited SAR with respect to all or some of the Reserved Shares covered by any Option ("Related Option"), or with respect to, or as some or all of, a Performance Award ("Related Performance Award"). A SAR or Limited SAR granted with respect to an Incentive Stock Option must be granted on the Date of Grant of such related Option. A SAR or Limited SAR granted with respect to a Related Non-Qualified Stock Option or a Performance Award, may be granted on or after the Date of Grant of such Related Option or Related Performance Award.

     (b) For the purposes of this Section 18, the following definitions shall apply:

          (i) The term "Offer" shall mean any tender offer or exchange offer for thirty percent (30%) or more of the outstanding Common Stock of the Parent, other than one made by the Parent; provided that the corporation, person or other entity making the Offer acquires at least five percent (5%) of such Common Stock pursuant to such Offer.

          (ii) The term "Offer Price Per Share" shall mean the highest price per Share paid in any Offer which is in effect at any time during the period beginning on the sixtieth (60th) day prior to the date on which a Limited SAR is exercised and ending on the date on which the Limited SAR is exercised. Any securities or properties which are a part or all of the consideration paid or to be paid for Common Stock in the Offer shall be valued in determining the Offer Price Per Share at the higher of (1) the valuation placed on such securities or properties by the person making such Offer, or (2) the valuation placed on such securities or properties by the Administrator.

         (iii) The term "Limited SAR" shall mean a right granted under this Plan with respect to a Related Option or Related Performance Award, that shall entitle the Holder to an amount in cash equal to the Offer Spread in the event an Offer is made.

          (iv) The term "Offer Spread" shall mean, with respect to each Limited SAR, an amount equal to the product of (1) the excess of (A) the Offer Price Per Share immediately preceding the date of exercise over (B) (x) if the Limited SAR is granted in tandem with an Option, then the Option Price per Share of the Related Option, or
               (y) if the Limited SAR is issued with respect to a Performance Award, the Agreed Price under the Related Performance Award, multiplied by (2) the number of Reserved Shares with respect to which such Limited SAR is being exercised; provided, however that with respect to any Limited SAR granted in tandem with an Incentive Stock Option, in no event shall the Offer Spread exceed the amount permitted to be treated as the Offer Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

          (v) The term "SAR" shall mean a right granted under this Plan, including, without limitation, a right granted in tandem with an Award, that shall entitle the Holder thereof to an amount equal to the SAR Spread payable as described in Section 18(d).

          (vi) The term "SAR Spread" shall mean with respect to each SAR an amount equal to the product of (1) the excess of (A) the Fair Market Value per Share on the date of exercise over (B) (x) if the SAR is granted in tandem with an Option, then the Option Price per Reserved Share of the Related Option, (y) if the SAR is granted in tandem with a Performance Award, the Agreed Price under the Related Performance Award, or (z) if the SAR is granted by itself with respect to a designated number of Reserved Shares, then whichever of the Fair Market Value of the Reserved Shares on the Date of Grant, or the Agreed Price, shall be designated in the SAR, in each case multiplied by (2) the number of Reserved Shares with respect to which such SAR is being exercised; provided, however, that with respect to any SAR granted in tandem with an Incentive Stock Option, in no event shall the SAR Spread exceed the amount permitted to be treated as the SAR Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

     (c)  To exercise the SAR or Limited SAR, the Holder shall:

          (i) Give written notice thereof to the Company, specifying the SAR or Limited SAR being exercised and the number or Reserved Shares with respect to which such SAR or Limited SAR is being exercised, and

          (ii) If requested by the Company, deliver within a reasonable time the agreement evidencing the SAR or Limited SAR being exercised, and the Related Option agreement, or Related Performance Award agreement, to the Secretary of the Company who shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Holder.

     (d) As soon as practicable after the exercise of a SAR or Limited SAR, the Company shall transfer to the Holder Reserved Shares having a Fair Market Value on the date the SAR or Limited SAR is exercised equal to either the SAR Spread, or to the Offer Spread, as the case may be; provided, however, without limiting the generality of Section 15, that the Company may, in its sole discretion, withhold from such transferred Reserved Shares any amount necessary to satisfy the Company's minimum obligation for federal and state withholding taxes with respect to such exercise.

     (e) A SAR or Limited SAR may be exercised only if and to the extent that it is permitted under the terms of the Award which, in the case of a Related Option, shall be only when such Related Option is eligible to be exercised; provided, however, a Limited SAR may be exercised only during the period beginning on the first day following the date of expiration of the Offer and ending on the thirtieth (30th) day following such date.

     (f) Upon the exercise or termination of a Related Option, or the payment or termination of a Related Performance Award, the SAR or Limited SAR with respect to such Related Option or Related Performance Award likewise shall terminate.

     (g) A SAR or Limited SAR shall be transferable only to the extent, if any, that the Related Award is transferable, and under the same conditions.

     (h) A SAR or Limited SAR granted with respect to an Incentive Stock Option may be exercised only when the Fair Market Value of the Reserved Shares exceeds the Option Price.

     (i) Each SAR or Limited SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine.

     (j) The Holder shall have no rights as a stockholder with respect to the related Reserved Shares as a result of the grant of a SAR or Limited SAR.

     (k) With respect to a Holder who, on the date of a proposed exercise of a SAR or Limited SAR, is an officer (as that term is used in Rule 16a-1 promulgated under the 1934 Act or any similar rule which may subsequently be in effect), such proposed exercise may only occur as permitted by Rule 16b-3, including without limitation paragraph
          (e)(3)(iii) (or any similar rule which may subsequently be in effect promulgated pursuant to Section 16(b) of the 1934 Act).

19.  Section 83(b) Election.

     If as a result of receiving an Award, a Holder receives Restricted Shares, then such Holder may elect under Section 83(b) of the Code to include in his or her gross income, for his or her taxable year in which the Restricted Shares are transferred to such Holder, the excess of the Fair Market Value (determined without regard to any Restriction other than one which by its terms will never lapse), of such Restricted Shares at the Date of Grant, over the amount (if any) paid for the Restricted Shares. If the Holder makes the Section 83(b) election described above, the Holder shall (i) make such election in a manner that is satisfactory to the Administrator, (ii) provide the Administrator with a copy of such election, (iii) agree to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agree to pay the withholding amounts described in Section 15.

20.  Interpretation.

     (a) If any provision of the Plan is held invalid for any reason, such holding shall not affect the remaining provisions hereof, but instead the Plan shall be construed and enforced as if such provision had never been included in the Plan.

     (b)  THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

     (c) Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Plan.

     (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

     (e) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

21.  Amendment and Discontinuation of the Plan.

     The Board, or the Committee (subject to the prior written authorization of the Board), may from time to time amend the Plan or any Award; provided, however, that (except to the extent provided in Section 9(b)) no such amendment may, without approval by the shareholders of the Parent, (a) increase the number of Reserved Shares or change the class of Eligible Persons, (b) permit the granting of Awards which expire beyond the maximum 10-year period described in
Section 9(a)(5), or (c) make any change for which applicable law or regulatory authority (including the regulatory authority of the NYSE or any other market or exchange on which the Common Stock is traded) would require shareholder approval or for which shareholder approval would be required under Section 162(m) of the Code to secure complete deductibility of all compensation paid as a result of Awards; and provided, further, that no amendment or suspension of the Plan or any Award issued hereunder shall, except as specifically permitted in this Plan or under the terms of such Award, substantially impair any Award previously granted to any Holder without the consent of such Holder.

22.  Effective Date and Termination Date.

     The Plan shall be effective as of its Effective Date, and shall terminate on the tenth anniversary of such Effective Date; provided, further, without limitation, that unless otherwise expressly provided in an Award, the termination of the Plan shall not terminate an Award which is outstanding on such date.

                               *** PROXY CARD ***

                             DENBURY RESOURCES INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                   to be held
                             Wednesday May 12, 2004

                            PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL
---------------
Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)
-------------------------------------------
Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number, which is presented below, available when you call.

TO VOTE BY INTERNET
-------------------
Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number, which is presented below, available when you access the web page.

YOUR CONTROL NUMBER IS ->                   [       ]


    Please Detach and mail in the Envelope Provided

    [X]    Please mark your
           votes as in this
           example

                                                                                               FOR, except vote
                                                                                               withheld from the
1. Proposal to elect directors.                                            FOR      AGAINST    following nominees:
Nominees:                                                                  [  ]       [  ]        [  ]

     Ronald G. Greene                                                                                    ----------------------
     David I. Heather                                                                                    ----------------------
     William S. Price, III                                                                               ----------------------
     Gareth Roberts                                                                                      ----------------------
     Wieland F. Wettstein                                                                                ----------------------
     Carrie A. Wheeler                                                                                   ----------------------

                                                                           FOR      AGAINST    ABSTAIN

2. Proposal to approve a new omnibus stock and incentive plan.             [  ]       [  ]        [  ]


Signature:_________________________Date:___________________Signature: ___________________________ Date:___________________
                                                                        (If held Jointly)

                               *** PROXY CARD ***

                             DENBURY RESOURCES INC.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
             ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 12, 2004


     By signing this proxy, I appoint Ronald G. Greene, Chairman of the Board of Denbury, and Gareth Roberts, President and Chief Executive Officer of Denbury, and each of them acting singly, my attorney and proxy, with full power of substitution, to vote on my behalf all of the shares of Denbury Resources Inc. common stock that I am entitled to vote at the Annual Meeting of Shareholders to be held on May 12, 2004, and at any adjournments of the meeting. This proxy revokes any earlier proxy I have signed with respect to these shares.

     If this proxy is properly executed, your shares of Denbury Resources Inc. common stock represented by this proxy will be voted in the manner you specify. If no specification is made, your shares of Denbury Resources Inc. stock will be voted for each of the six nominees for director and for the proposal to approve a new omnibus stock and incentive plan. The proxies are authorized to vote my shares, in their discretion, on any other matter that is properly brought before the meeting.

                     PLEASE SIGN AND MAIL YOUR PROXY TODAY.